UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Universal Technical Institute, Inc.
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# 2023

# PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

UNIVERSAL TECHNICAL INSTITUTE

CONCORDE

January [•], 2024

Dear Fellow Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we,” “us” or “our”), to be held on Thursday, March 7, 2024 at 8:30 a.m. Eastern Standard time. The Annual Meeting will be a completely “virtual” meeting of stockholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/UTI2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

The attached proxy statement, with the accompanying notice of meeting, contain details of the business to be conducted at the Annual Meeting. We urge you to review these materials carefully and to take part in the business of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting during which our directors and senior leadership team will be available to answer questions.

Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy before the meeting so that your shares will be represented and voted at the meeting, even if you cannot attend in person. If you attend the meeting virtually, you may continue to have your shares of stock voted as instructed in a previously delivered proxy or you may electronically revoke your proxy and vote your shares of stock online during the meeting. We look forward to your participation.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of UTI. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Robert T. DeVincenzi
Robert T. DeVincenzi
Chairman of the Board of Directors

This proxy statement is dated January [•], 2024 and is first being made available to stockholders on or about January [•], 2024.

UNIVERSAL TECHNICAL INSTITUTE, INC.

4225 E. Windrose Drive

Suite 200

Phoenix, Arizona 85032

(623) 445-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Universal Technical Institute, Inc.:

The 2024 Annual Meeting of Stockholders (“Annual Meeting”) of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we,” “us” or “our”) will be held on Thursday, March 7, 2024 at 8:30 a.m. Eastern Standard time. The Annual Meeting will be a completely “virtual” meeting of stockholders and you will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/UTI2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

The items of business at the Annual Meeting are set forth below:

1.	To elect three (3) Class II directors to our Board of Directors to serve for a term of three (3) years or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024.

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”).

4.	To approve an amendment and restatement of our 2021 Equity Incentive Plan (the “2021 Plan”).

Only stockholders of record at the close of business on January 9, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose germane to the meeting. The list will also be available for the same purpose for 10 days prior to the meeting at our principal executive offices at 4225 E. Windrose Drive, Suite 200, Phoenix, Arizona 85032.

On January [•], 2024, we expect to begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record as of January 9, 2024 rather than a full paper set of materials. The notice contains instructions on how to access this proxy statement and our annual report online and includes instructions for voting at the Annual Meeting.

To vote at the Annual Meeting, please choose one of the following voting methods:

Vote by Internet

•

Before the Meeting: Go to www.proxyvote.com or from a smartphone scan the QR Barcode located in your Notice of Internet Availability or on your proxy card. Have the information that is printed in the box marked by the arrow g xxxx xxxx xxxx available and follow the instructions.

•	During the Meeting: Go to www.virtualshareholdermeeting.com/UTI2024. Have the information that is printed in the box marked by the arrow g xxxx xxxx xxxx xxxx available and follow the instructions.

Vote by Telephone – If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form.

Vote by Mail – If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

i

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 7, 2024. The Notice of Annual Meeting, Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (which constitutes our annual report to stockholders) are available electronically at https://investor.uti.edu.

By Order of the Board of Directors,

/s/ Jerome A. Grant
Jerome A. Grant
Chief Executive Officer

Phoenix, Arizona

January [•], 2024

ii

UNIVERSAL TECHNICAL INSTITUTE, INC.

4225 E. Windrose Drive

Suite 200

Phoenix, Arizona 85032

(623) 445-9500

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MARCH 7, 2024

General Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our “Board”) of Universal Technical Institute, Inc. (the “Company,” “UTI,” “we,” “us” or “our”), of proxies for use in voting at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on March 7, 2024 at 8:30 a.m. Eastern Standard time at www.virtualshareholdermeeting.com/UTI2024, and any adjournment or postponement thereof. On January [•], 2024, we expect to begin mailing a notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “2023 Annual Report”) online. The date of this Proxy Statement is January [•], 2024.

Questions and Answers

Please see the section titled “Questions and Answers About the Proxy Materials and Voting Information” for important information about the proxy materials, voting, the Annual Meeting, UTI’s corporate governance documents, communications and the deadlines to submit stockholder proposals and director nominees for the 2024 annual meeting of stockholders. Additional questions may be directed to Christopher E. Kevane, Senior Vice President, Chief Legal Officer, at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Learn More About UTI

Please also visit UTI’s 2024 Annual Meeting website, www.virtualshareholdermeeting.com/UTI2024 to easily access our interactive proxy materials, vote through the Internet, submit questions in advance of the 2024 Annual Meeting of Stockholders, and listen to a live webcast of the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Our Board currently has eleven (11) members, the majority of whom are “independent” in accordance with the published listing requirements of the New York Stock Exchange (the “NYSE”). Our Board is divided into three (3) classes, as set forth below:

•	Class I: David A. Blaszkiewicz, Robert T. DeVincenzi, Jerome A. Grant, and Shannon Okinaka;

•	Class II: George W. Brochick, Lieutenant General William J. Lennox, Jr., and Linda J. Srere; and

•	Class III: Kenneth R. Trammell, Loretta L. Sanchez, Michael A. Slubowski and Christopher S. Shackelton.

Nominees for Election at the Annual Meeting

Our Board, acting on the recommendation of the Nominating and Corporate Governance Committee of our Board (our “Nominating and Corporate Governance Committee”), has nominated Mr. Brochik, General Lennox and Ms. Srere for election as Class II Directors, each to serve a three-year term ending in 2027, or until the director’s successor is duly elected and qualified. It is intended that the votes represented by the proxies at the Annual Meeting will be cast for the election of Mr. Brochik, General Lennox and Ms. Srere as Class II Directors.

Director Nominees. The following table and text present information as of the date of this Proxy Statement concerning the nominees for election as Class II Directors, including in each case their current membership on committees of our Board, the year they were first elected or appointed as a director, their principal occupations or affiliations during the last five years, other directorships currently held or held during the past five years, and the experiences, qualifications, attributes or skills each of them brings to our Board. We believe that each of the director nominees possesses an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to our Board’s oversight of the business and affairs of UTI.

George W. Brochick

George Brochick has served as a director on our Board since March 2020. Mr. Brochick has served as Executive Vice President—Strategic Development at Penske Automotive Group (NYSE: PAG) since July 2012, and has held various executive positions since joining the company in 1996. In addition to his current executive functions, Mr. Brochick held numerous dealership general manager positions throughout his automotive career. Previously, Mr. Brochick served as Vice President, Operations, for Southwest Kenworth, Inc. from 1977 to 1984 and also held the position of Director, Marketing Services, for Euclid, Inc., a division of Daimler-Benz, A.G. Mr. Brochick formerly served as a Board Member of the Duke University Board of Visitors and has served on the Board of Directors of the American International Automobile Dealers Association.

Specific Qualifications, Attributes, Skills and Experience:

•  Extensive operational experience in the automotive industry

•  Relationships throughout the transportation industry

•  Expertise in accounting and finance

Director Since: Age: Committees: Other Public Company Boards: Independent:	2020 74 Audit; Government Affairs and Public Policy; Nominating and Corporate Governance None Yes
Lieutenant General William J. Lennox, Jr.

Lieutenant General William J. Lennox, Jr. (USA Ret.) has served as a director on our Board since January 2014. General Lennox has served as Chief Executive Officer of Lennox Strategies, LLC, a consulting company and personal business venture, since 2012. General Lennox served as President of Saint Leo University from July 2015 to June 2018. From 2006 to 2012, General Lennox served as Senior Vice President, Washington, D.C., for Goodrich Corporation, a Fortune 500 aerospace firm. Prior to his position at Goodrich Corporation, General Lennox served approximately 35 years in the United States Army, culminating as Superintendent of the United States Military Academy at West Point. In June 2021, General Lennox joined the Board of Directors of Ignite Fueling Innovation, Inc., a veteran owned and operated systems and software engineering company. General Lennox received a Bachelor of Arts degree concentrating in International Affairs from the United States Military Academy at West Point, as well as a Master of Arts degree and Ph.D. in Literature from Princeton University.

Specific Qualifications, Attributes, Skills and Experience:

•  Service as a leader of higher learning institutions

•  Experience managing relationships between the private sector and the government

•  Exceptional military career

Director Since: Age: Committees: Other Public Company Boards: Independent:	2014 74 Compensation; Government Affairs and Public Policy None Yes

Linda J. Srere

Linda J. Srere, has served as a director on our Board since 2005. Ms. Srere is a marketing and advertising consultant. From January 2000 to November 2001, she served as President of Young & Rubicam Advertising, a worldwide advertising network. From September 1998 to January 2000, Ms. Srere served as Vice Chairman and Chief Client Officer of Young & Rubicam Inc. (“Y&R”). From January 1997 to September 1998, she served as President and CEO of Y&R’s New York office. Ms. Srere joined Y&R in September 1994 as Executive Vice President and Director of Business Development. Ms. Srere served as the Chairman of advertising agency Earle Palmer Brown New York from 1992 to 1994, and served as President of advertising agency Rosenfeld, Sirowitz, Humphrey & Strauss from 1990 to 1992. For 11 years, until July 2012, Ms. Srere was a director of Electronic Arts Inc. During her tenure, she served on its Compensation, Nominating, and Governance committees. Ms. Srere also served as a director of aQuantive, Inc., which was sold to Microsoft in 2007. She currently sits on the Investor and Executive Council of DCubed Group, a private market investment firm. Ms. Srere also serves on the Advisory Board of SOS Method, a meditation technology platform.

Specific Qualifications, Attributes, Skills and Experience:

•  Service as a member of public company board of directors

•  Extensive investment experience

•  Expertise in marketing

	Director Since: Age: Committees: Other Public Company Boards: Independent:	2005 68 Compensation; Nominating and Corporate Governance; Strategic Opportunities None Yes

Board Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES NAMED ABOVE

Continuing Directors

The terms of Messrs. Trammell, Slubowski and Shackelton and Ms. Sanchez, our Class III Directors, are scheduled to end in 2025 and the terms of Messrs. Blaszkiewicz, DeVincenzi, and Grant and Ms. Okinaka, our Class I Directors, are scheduled to end in 2026.

David A. Blaszkiewicz

David A. Blaszkiewicz has served as a director on our Board since December 2011. Mr. Blaszkiewicz has served as the Chief Executive Officer of Invest Detroit, a leading economic and investment development organization, focused on community redevelopment and business growth strategies and its predecessor companies, since November 2014, and as President of Invest Detroit since 2001. With more than 25 years of business leadership experiences, Mr. Blaszkiewicz creates and oversees financial tools that lend and invest in real estate, commercial and industrial development, small businesses, and early-stage startups. In addition, Mr. Blaszkiewicz serves on the board of several private and non-profit organizations including the National New Markets Tax Credit Coalition, M-1 RAIL, Detroit Downtown Development Authority and the Detroit Economic Growth Corporation. Mr. Blaszkiewicz received a Bachelor of Science degree in Business from Wayne State University and a Master of Business Administration degree from Michigan State University.

Specific Qualifications, Attributes, Skills and Experience:

•  Extensive municipal and private investment experience

•  Expertise in economic growth

	Director Since: Age: Committees: Other Public Company Boards: Independent:	2011 55 Compensation None Yes

Robert T. DeVincenzi

Robert T. DeVincenzi has served as a director on our Board since April 2017 and served as the Chairman of our Board since September 2017. Mr. DeVincenzi is the chair of the Strategic Opportunities Committee, and a member of the Audit and Nominations and Governance Committees. Since 2021, Mr. DeVincenzi has served as the lead independent director of Lazydays Holdings Inc. and as a member of its Compensation Committee. Mr. DeVincenzi served as Interim Chief Executive Officer of Lazydays Holdings Inc. from January 2022 through August 2022. Additionally, Mr. DeVincenzi has been a principal partner in Lupine Venture Group, a business advisory firm that provides strategic consulting and corporate development advisory services, since 2014. Previously, Mr. DeVincenzi served as an Adjunct Professor of Entrepreneurship and Strategic Management at California State University, Monterey Bay, from 2014 until 2022. Mr. DeVincenzi also served as a director and earlier as President and CEO of Redflex Holding Limited, which focuses on road, vehicle, and pedestrian safety products and services (2014-2021). Mr. DeVincenzi held the position of President and CEO at Inkra Networks Inc., Ignis Optics Inc. and has held senior executive sales, marketing and strategy positions at a variety of technology and services companies. Mr. DeVincenzi received a Master of Arts degree from Gonzaga University in Organizational Leadership, a Bachelor of Science degree in Business Administration from California State University, San Luis Obispo and has completed Directors College at Stanford University. Mr. DeVincenzi brings to our Board significant business leadership and strategy development experience, as well as public company board expertise. Mr. DeVincenzi qualifies as an “audit committee financial expert” under SEC guidelines.

Specific Qualifications, Attributes, Skills and Experience:

•  Service as a member of public company boards of directors

•  Extensive business leadership and strategy development experience

•  Expertise in accounting and finance

	Director Since: Age: Committees: Other Public Company Boards: Independent:	2017 64 Audit; Nominating and Corporate Governance; Strategic Opportunities Lazydays Holdings Inc. (Nasdaq: LAZY) Yes
Jerome A. Grant

Jerome A. Grant, age 60, has served as our Chief Executive Officer and on our Board since November 2019. Mr. Grant joined us as Executive Vice President and Chief Operating Officer in November 2017. Prior to joining us, Mr. Grant served as Senior Vice President, Chief Services Officer with McGraw-Hill Corporation from June 2015 to April 2017. Prior to joining McGraw-Hill, Mr. Grant spent more than 14 years in executive leadership roles at Pearson Education, Inc. including President of Business and Technology, Chief Learning Officer, Vice President – Digital Products and Vice President – Technology Strategy. Mr. Grant received a Bachelor of Business Administration degree in Labor Relations and Marketing from the University of Wisconsin-Milwaukee.

Specific Qualifications, Attributes, Skills and Experience:

•  Executive leadership experience in post-secondary education

•  Extensive digital strategy and marketing experience

	Director Since: Age: Committees: Other Public Company Boards: Independent:	2019 60 None None No
Shannon Okinaka

Shannon Okinaka has served a director on our Board since March 2022. She is a member of the Audit Committee. Ms. Okinaka was appointed as Executive Vice President, Chief Financial Officer and Treasurer of Hawaiian Holdings, Inc. (Nasdaq: HA) in May 2015 having previously served as Vice President – Controller of Hawaiian Airlines. Ms. Okinaka joined Hawaiian Airlines as Senior Director in charge of Sarbanes-Oxley compliance and special projects. Prior to joining Hawaiian Airlines, Ms. Okinaka worked for Hawaiian Electric Company and Coopers & Lybrand/PricewaterhouseCoopers. Ms. Okinaka was certified as a public accountant in the State of Hawaii. Ms. Okinaka also serves on the Board of Directors of the Honolulu Japanese Chamber of Commerce and Island Insurance Company. Ms. Okinaka graduated from the Shidler College of Business at UH Mānoa, earning a Bachelor of Science in Management Information Systems and Accounting. Ms. Okinaka qualifies as an “audit committee financial expert” under SEC guidelines.

Specific Qualifications, Attributes, Skills and Experience:

•  Extensive experience in the aviation industry

•  Expertise in accounting and finance

	Director Since: Age: Committees: Other Public Company Boards: Independent:	2022 49 Audit None Yes

Loretta L. Sanchez

Loretta L. Sanchez has served as a director on our Board since May 2021. Ms. Sanchez served in Congress from 1997 to 2017 as a Democrat from California’s 46th Congressional District, representing Orange County. One of her key priorities was ensuring access to all types of higher education, including career and technical skills training. While in Congress, Ms. Sanchez served on the Education and Labor Committee, Armed Services Committee, and as a ranking member of the Homeland Security Committee Subcommittee on Cybersecurity, Infrastructure Protection, and Security Technologies. Ms. Sanchez is currently Chief Executive Officer of Datamatica LLC, a consulting, data analytics and messaging firm that focuses on local, state and federal issues and campaigns, that she joined in December 2018. Ms. Sanchez received a Bachelor of Science degree in Business Administration with a concentration in Economics from Chapman University and a Master of Business Administration degree from American University in Washington, DC. Ms. Sanchez is currently a public member of the Career Education Colleges and Universities Board of Directors and also is a Trustee at Chapman University in Orange, California.

Specific Qualifications, Attributes, Skills and Experience:

•  Extensive political experience and expertise

•  Experience in education

Director Since: Age: Committees: Other Public Company Boards: Independent:	2021 63 Government Affairs and Public Policy None Yes
Christopher S. Shackelton

Christopher S. Shackelton has served as a director on our Board since June 2016. From June 2016 until December 2023, Mr. Shackleton served as the designee to our Board of the holders of our outstanding Series A Preferred Stock (as further described below). Upon the full conversion of the Series A Preferred Stock to common stock in December 2023, the Board appointed Mr. Shackleton as a Class III director. Mr. Shackelton is Co-Founder and Managing Partner of Coliseum Capital Management, LLC. He has served as Chairman of the Board of ModivCare Inc. (formerly Providence Service Corp.) since November 2012, Chairman of the Board of Lazydays Holdings, Inc. since December 2021 (and as a director since March 2018) and as a director of Gildan Activewear Inc. since December 2023. Previously, he was Chairman of Rural/Metro Corp, from December 2010 to June 2011 and Chairman of Medalogix LLC, from August 2014 to May 2021. He has also served on the boards of Interstate Hotels & Resorts, Inc., from February 2009 through March 2010, Advanced Emissions Solutions, Inc. from July 2014 to June 2016, LHC Group, Inc., from November 2012 to August 2017, and BioScrip, Inc., from March 2015 to August 2019. Prior to these positions, he worked at Watershed Asset Management and Morgan Stanley & Co. He received a bachelor’s degree in economics from Yale University.

Specific Qualifications, Attributes, Skills and Experience:

•  Service as a member of public company boards of directors

•  Extensive strategic transformation and capital allocation experience

Director Since: Age: Committees: Other Public Company Boards: Independent:	2016 44 None Gildan Activewear Inc. (NYSE: GIL) Lazydays Holdings Inc. (Nasdaq: LAZY) ModivCare Inc. (Nasdaq: MODV) No
Michael A. Slubowski

Michael Slubowski has served as a director on our Board since March 2023. Mr. Slubowski is the President, Chief Executive Officer, and Board Member of Trinity Health, a $21.5 billion national health system that includes 26,000 affiliated physicians and 120,000 employees. During his 40 years as a healthcare executive, Mr. Slubowski has also served as President and CEO of Sisters of Charity of Leavenworth Health System, as President of Health Networks for Trinity Health before its 2013 merger with Catholic Health East, and in executive leadership positions at health systems including Henry Ford Health System in Detroit, Michigan; Samaritan Health Services in Phoenix, Arizona; and Providence Hospital in Southfield, Michigan. Mr. Slubowski earned his bachelor’s degree in business administration and his master’s degree in business administration from Wayne State University in Detroit, Michigan. He completed healthcare leadership training through an Advanced Leadership Institute conducted by the University of Michigan School of Business and sponsored by the National Center for Healthcare Leadership. He also holds fellowships in the American College of Healthcare Executives and the American College of Medical Practice Executives.

Specific Qualifications, Attributes, Skills and Experience:

•  Extensive finance and strategy experience

•  Expertise in clinical care delivery models, healthcare administration and operations

Director Since: Age: Committees: Other Public Company Boards: Independent:	2023 69 Compensation None Yes

Kenneth R. Trammell

Kenneth R. Trammell has served as a director on our Board since June 2011. From May 2020 until the sale of the company in March 2021, Mr. Trammell was a director of Red Lion Hotels Corp, an owner and franchiser of hotels. During that time, he served as chair of the Audit Committee and as a member of the Nominating and Governance Committee. Mr. Trammell served as an Executive Vice President of Tenneco Inc., a publicly traded manufacturer of vehicle components and systems, from January 2006 until his retirement in December 2018, as the Chief Financial Officer from September 2003 until June 2018, and as Controller from 1997 through 2003. He also returned to Tenneco as Interim Chief Financial Officer from April 2020 to September 2020. Prior to joining Tenneco in 1996, Mr. Trammell spent 12 years with the international public accounting firm of Arthur Andersen LLP. Mr. Trammell received a Bachelor of Business Administration degree in Accounting from the University of Houston. Mr. Trammell has significant business experience in the original equipment and aftermarket automotive parts industry for more than 20 years. Mr. Trammell qualifies as an “audit committee financial expert” under SEC guidelines.

Specific Qualifications, Attributes, Skills and Experience:

•  Service as a member of public company boards of directors

•  Extensive capital markets and operational experience

•  Expertise in accounting and finance

	Director Since: Age: Committees: Other Public Company Boards: Independent:	2011 63 Audit; Strategic Opportunities None Yes

Series A Preferred Stock Director Designee

Pursuant to Section 5(c) of the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), for so long as Coliseum Holdings I, LLC (“Coliseum”), its affiliates or any of its or its affiliates’ transferees approved by the Company beneficially owned at least a majority of the then outstanding shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock, by the vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock had the right to designate one member to our Board.

On December 18, 2023, in accordance with the terms of the Certificate of Designations, all of the outstanding shares of Series A Preferred Stock were converted into common stock. In connection with the conversion, the designation right of the holders of Series A Preferred Stock terminated and, thereafter, the Board appointed Mr. Shackelton to serve as a Class III director of the Board.

Corporate Governance and Related Matters

We believe that effective corporate governance is critical to our ability to create long-term value for our stockholders. Accordingly, we have structured our corporate governance to align our interests with those of our stockholders in the following ways:

Board Leadership Structure. Under our Corporate Governance Guidelines, our Board may appoint a Chairman of the Board in any manner that is in the best interests of UTI. In making leadership structure determinations, our Board considers many factors, including the specific characteristics and circumstances existing at that time, whether the role of Chairman should be separate from that of the Chief Executive Officer and, if the roles are separate, whether the Chairman should be selected from the independent directors or from management. Our Board believes that no single board leadership model is universally or permanently appropriate and will periodically review the performance of the sitting Chairman and determine whether or not that selection should remain in effect.

Currently, Mr. DeVincenzi serves as non-executive Chairman of the Board. Our Board believes that the separation of the roles of Chairman and Chief Executive Officer provides more depth in UTI’s leadership and additional strategic support to our Chief Executive Officer.

In addition to his or her responsibilities as a director generally, the Chairman of the Board has primary responsibility for Board leadership and administration, with a focus on Board meeting leadership, strategy discussions, management performance, and accountability. The Chairman of the Board presides at all meetings of our Board and of the stockholders at which he or she is present. The Chairman of the Board performs other functions and responsibilities as set forth in our Corporate Governance Guidelines or as requested by our Board from time to time.

Our Corporate Governance Guidelines call for regular executive sessions of the non-management directors (those not employed by us). Our Board believes that these regular executive sessions outside of the presence and influence of management ensure that non-management directors have sufficient opportunity to fully and candidly discuss ideas and issues regarding UTI, management’s performance, and whether Board operations are satisfactory. The non-executive Chairman or the lead director, as applicable, will lead and preside over these executive sessions and will organize and establish the agenda for these sessions. If the non-executive Chairman or lead director, as applicable, is absent or such positions are vacant, the non-management directors will select from among them who will preside over any executive sessions. Mr. DeVincenzi, as non-executive Chairman of the Board, leads and presides over our Board’s executive sessions.

“Independent” Directors. Our Board has determined that Messrs. Blaszkiewicz, Brochick, DeVincenzi, Trammell, and Slubowski, General Lennox and Mses. Okinaka, Srere and Sanchez qualify as “independent” in accordance with the published listing requirements of the NYSE. The NYSE’s independence definition includes a series of objective tests, such as that the director is not an employee of the listed company, has no material relationships with the listed company, and has not engaged in various types of business dealings with the listed company. An explanation of the independence standard used by our Board, which standard incorporates the NYSE independence definition, is set forth in our Corporate Governance Guidelines adopted by our Board and discussed elsewhere in this Proxy Statement. Our Board considers all relevant facts and circumstances in evaluating the independence of its members from management. Non-material business transactions conducted in the ordinary course of business are not determinative of the issue of independence. As required by NYSE rules and regulations, our Board has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and has affirmatively determined that each independent director meets the independence standard used by our Board. In making these determinations, our Board reviewed and discussed information provided by the directors and our management with regard to each director’s business and personal activities as they may relate to us and our management.

“Independence” for Audit Committee and Compensation Committee Members and “Audit Committee Financial Experts.” As required by NYSE rules and regulations, each member of the Audit Committee of our Board (our “Audit Committee”) qualifies as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees, and each member of the Compensation Committee of our Board (our “Compensation Committee”) qualifies as “independent” under special standards established by the NYSE for members of compensation committees. Our Audit Committee also includes at least one independent member who our Board has determined meets the qualifications of an “audit committee financial expert” in accordance with SEC rules and regulations, including the requirement that such person satisfies the criteria for an “independent director.” Our Board has determined that each of Messrs. DeVincenzi and Trammell and Ms. Okinaka, each of whom serves on our Audit Committee, is an “audit committee financial expert.”

Board’s Role in Risk Oversight. Our Board oversees our risk management function and ensures that management develops sound business strategies. Our Board’s close involvement in setting our business strategy and objectives is integral to its assessment of ongoing business risks, determinations of appropriate levels of risk and how to effectively manage risk. In fulfilling this risk management responsibility, our Board regularly receives reports and/or presentations from applicable members of management and the committees of our Board. In particular, our Board continually evaluates risks relating to financial matters, legal, and regulatory issues, operational and strategic considerations and fraud, and addresses individual risks on a case-by-case basis with management, as necessary.

While our Board is ultimately responsible for oversight of the risk management process, our Board delegates responsibility for certain aspects of risk management to its committees, which are comprised solely of independent directors.

•

Our Audit Committee focuses on risks, controls, and procedures related to our financial statements, the financial reporting process, and accounting and legal matters, including related party transactions and other conflicts of interest situations.

•

Our Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs and reviews and approves compensation programs with features that incentivize performance through individual and corporate goals while discouraging risky behaviors.

•

Our Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance and environmental, social and governance (“ESG”) practices, including our Code of Conduct and Corporate Governance Guidelines, director selection and nomination processes, and Board and committee evaluations.

Board Meetings

Our Board and its committees meet throughout the year on a set schedule, hold special meetings, and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to different Board committees, which regularly report on their activities and actions to the full Board. In addition, our Board has adopted Corporate Governance Guidelines that call for regular executive sessions of the non-management directors.

In fiscal 2023, our Board met eight (8) times. Each of our directors attended more than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he or she served that were held during the 2023 fiscal year and that were held while such person was a director of the Company or a member of such committee.

Board Committees and Charters

Our Board has five (5) standing committees: Audit, Compensation, Nominating and Corporate Governance, Government Affairs and Public Policy, and Strategic Opportunities. Each member of our Audit, Compensation, Nominating and Corporate Governance, Government Affairs and Public Policy, and Strategic Opportunities Committees is an independent director in accordance with NYSE standards. Each of our Board committees has a written charter approved by our Board. Copies of each charter are posted on our website at www.uti.edu under the “Investor Relations—Corporate Governance—Committee Charters” captions. We will provide copies of our Board committee charters upon request made in writing to us at our principal executive offices at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Audit Committee Meetings Held in 2023: 7
Members	Independence(1)	Primary Responsibilities of the Committee
Kenneth R. Trammell	✓	• Overseeing our accounting and financial reporting processes;
(Chair)(2)		• Reviewing the reliability of our financial statements;
George W. Brochick	✓	• Overseeing the effective evaluation and management of our financial risks;
Robert T. DeVincenzi (2)	✓	• Overseeing our compliance with laws and regulations; and
Shannon Okinaka(2)	✓	• Maintaining the effective and efficient audit of our financial statements by a qualified registered public accounting firm.

(1)

Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements, and meets the independence requirements of the NYSE, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s Corporate Governance Guidelines.

(2)	The Board has determined that Messrs. DeVincenzi and Trammell and Ms. Okinaka each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee Meetings Held in 2023: 5
Members	Independence(1)	Primary Responsibilities of the Committee
David A. Blaszkiewicz (Chair)	✓	• Developing and maintaining a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders;
LTG (R) William J. Lennox, Jr.	✓	• Recommending compensation and benefit plans to our Board for approval;
Linda J. Srere Michael A. Slubowski	✓ ✓	• Reviewing and approving annual corporate and personal goals and objectives to serve as the basis for the Chief Executive Officer’s compensation;
• Evaluating the Chief Executive Officer’s performance in light of the goals and, based on such evaluation, determining the Chief Executive Officer’s compensation;

•  Determining the annual total compensation for NEOs (as defined below);

•  Approving the grants of equity-based incentives as permitted under our equity-based compensation plans;

•  Reviewing and recommending to our Board compensation for our non-management directors; and

•  Reviewing and recommending employment agreements, severance arrangements, and change-in-control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to our Board.

(1)

Each member of the Compensation Committee meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines and qualifies as a “non-employee director” under SEC Rule 16b-3.

Our Board adopted a charter for our Compensation Committee that provides, among other things, that our Compensation Committee may, at its discretion, utilize consultants, counsel, or other advisers to assist our Compensation Committee in fulfilling its duties. Pursuant to its written charter, our Compensation Committee has the sole authority to retain, obtain the advice of or terminate any such consultant, counsel or other adviser, including sole authority to approve the fees and other retention terms. Our Compensation Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), a national compensation consulting firm, to assist as independent compensation consultants. For additional information on the role of compensation consultants, please see “Compensation Discussion and Analysis—Role of Compensation Consultants,” which is included elsewhere in this Proxy Statement. Other than their review and analysis of officer and director compensation as discussed in this Proxy Statement, Pearl Meyer did not provide any additional services to us during the 2023 fiscal year.

Nominating and Corporate Governance Committee Meetings Held in 2023: 6
Members	Independence(1)	Primary Responsibilities of the Committee
Linda J. Srere (Chair)	✓	• Identifying individuals qualified to serve as directors of UTI;
George W. Brochick	✓	• Recommending qualified individuals for election to our Board at the annual meeting of stockholders;
Robert T. DeVincenzi	✓

•  Recommending to our Board those directors to serve on each of our Board committees;

•  Recommending a set of corporate governance guidelines to our Board;

•  Reviewing periodically our Corporate Governance Guidelines and recommending governance issues that should be considered by our Board;

•  Reviewing periodically our Board’s committee structure and operations and the working relationship between each committee and our Board; and

•  Considering, discussing and recommending ways to improve our Board’s effectiveness.

(1)	Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

Our Nominating and Corporate Governance Committee also reviews and makes recommendations to our Board regarding the size and the composition of our Board. In addition, our Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on our Board as described below. In evaluating such recommendations, our Nominating and Corporate Governance Committee will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.” Any stockholder recommendations proposed for consideration by our Nominating and Corporate Governance Committee must include the candidate’s name, accompanied by relevant biographical information, and must be submitted in accordance with our Bylaws to the attention of our Secretary at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Our Nominating and Corporate Governance Committee spearheads our ESG efforts. During fiscal 2023, our Nominating and Corporate Governance Committee oversaw the following ESG-related actions:

•	review of other potential ESG focused policies; and

•	review of ESG resources to assist management’s further development of ESG focused initiatives.

Government Affairs and Public Policy Committee Meetings Held in 2023: 4
Members	Independence	Primary Responsibilities of the Committee
LTG (R) William J. Lennox, Jr. (Chair)	✓	• Identifying, evaluating and reviewing legislative, regulatory, governmental and public policy matters and trends that may impact our strategic business goals, activities and performance;
George W. Brochick Loretta L. Sanchez	✓ ✓

•  Evaluating and reviewing our strategic governmental affairs and public policy mission and objectives and developing recommendations to allow us to effectively achieve strategic business goals;

•  Providing tactical assistance to manage and to support our governmental affairs and public policy mission and objectives and achievement of strategic business goals; and

•  Reviewing the policies, practices and priorities of our political action committee.

Strategic Opportunities Committee Meetings Held in 2023: 9
Members	Independence	Primary Responsibilities of the Committee
Robert T. DeVincenzi (Chair) Kenneth R. Trammell Linda J. Srere	✓ ✓ ✓

•  Entering into business combinations, acquisitions, mergers, dispositions, divestitures, joint ventures, and similar strategic transactions;

•  Entering into agreements for the purchase, sale, or lease of real property;

•  Establishing additional campus locations and offerings; and

•  Overseeing management’s development of a capital deployment framework.

Director Qualifications and Review of Director Nominees

Our Nominating and Corporate Governance Committee makes recommendations to our Board regarding the size and composition of our Board. Our Nominating and Corporate Governance Committee reviews annually with our Board the composition of our Board as a whole and recommends, if necessary, measures to be taken so that our Board reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity required for our Board, as a whole, and contains at least the minimum number of independent directors required by the NYSE and other applicable laws and regulations. Our Nominating and Corporate Governance Committee is responsible for ensuring the composition of our Board accurately reflects the needs of our business and, in accordance with the foregoing, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills.

Though neither our Board nor our Nominating and Corporate Governance Committee has a formal policy concerning diversity, our Board values diversity on our Board, believes diversity should be considered in the director identification and nominating process, and seeks to compose a Board that is holistically diverse, with a range of views, backgrounds, leadership and business experience, and that includes women and underrepresented minorities. Our Nominating and Corporate Governance Committee also considers the extent to which a candidate would fill a present need on our Board. In selecting director nominees, our Board seeks to monitor the mix of specific experiences, qualifications, and skills of its members in order to assure that our Board, as a whole, has the necessary tools to perform its oversight function effectively in light of UTI’s business and structure, as highlighted in the following director qualifications matrix.

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, our Nominating and Corporate Governance Committee reviews the composition of our Board to determine the qualifications and areas of expertise needed to further enhance the composition of our Board and works to attract candidates with those qualifications. In evaluating a director candidate, our Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its stockholders, including the knowledge, experience, and integrity of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience, and competencies which our Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our Board and any core competencies or technical expertise necessary to staff committees of our Board. Director candidates must have a background and experience in areas important to our operations, such as business, education, healthcare, marketing, finance, government, or law, and should be individuals of high integrity and independence with substantial accomplishments. Our Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria. Rather, our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities. In connection with each director nomination recommendation, our Nominating and Corporate Governance Committee considers the issue of continuing director tenure and whether our Board will be exposed to new ideas and viewpoints and will maintain willingness to critically examine the status quo.

In connection with director nominations, our Nominating and Corporate Governance Committee also considers each nominee’s ability to (i) assist with our business strategy, (ii) oversee our efforts in complying with the disclosure requirements of the SEC and the NYSE, (iii) assist in improving our internal controls and disclosure controls, and (iv) oversee our corporate governance and leadership structure.

Our Nominating and Corporate Governance Committee will consider nominees recommended by stockholders for election to our Board, provided the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with our Bylaws. Pursuant to our Bylaws, a stockholder may nominate a person for election to our Board by making timely notice in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed to and received by our Secretary at the principal executive offices of the Company at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032, not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or (iii) in the event of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper written form, such stockholder’s notice to our Secretary shall set forth in writing (a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected, as well as (i) such person’s name, age, business address, and residence address, (ii) his or her principal occupation or employment, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a statement as to whether such person, if elected, intends to tender, promptly following such person’s failure to receive the required vote for re-election at the next meeting which such person would face re-election, an irrevocable resignation effective upon acceptance of such resignation by our Board, in accordance with our Corporate Governance Guidelines, and (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (b) as to such stockholder (i) the name and address, as they appear on the Company’s books, of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and any material interest of such stockholder and owner, and (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice to our Secretary by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk, or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the stockholder will notify us in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting.

Board Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we expect that our directors will participate in our meetings, absent a valid reason for not doing so. All of our directors then serving on our Board attended the 2023 annual meeting of stockholders.

Virtual Stockholder Meeting

We will conduct the Annual Meeting on March 7, 2024 as a “virtual meeting,” allowing our stockholders to join remotely from anywhere with an Internet connection or access to a telephone. Our virtual meeting platform empowers stockholders to submit questions to our Board and management team, who are then able to thoughtfully review and respond to those questions in an organized manner. Virtual stockholder meetings also offer other benefits. We avoid the time, effort, and elevated expenses of organizing physical meetings which historically have been attended by only a few stockholders; our stockholders who wish to attend our annual meeting do not need to incur travel and other costs to do so; and we reduce the environmental impact our annual meetings have by cutting transport and related carbon emissions, paper materials, and other negative impacts necessarily a part of a physical meeting. Our virtual meeting platform also allows us to better track attendance and more easily verify the identity of our stockholders. We believe these factors allow us to conduct our annual meetings in a manner that is more meaningful to us and our stockholders.

We remain very sensitive to concerns regarding virtual meetings generally from investor advisory groups and other stockholder rights advocates, who have suggested that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we employ a virtual format that is designed to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us during the meeting so they can ask questions of our Board or management. During the question-and-answer session of the meeting, we will answer questions as time permits and at the discretion of our Chairman. The live webcast is available only to stockholders of record as of January 9, 2024. We believe the virtual format is beneficial and appropriate in the context of our broader direct outreach program and given our geographic location, which is far removed from the offices of our principal investors.

Communication with our Board

Stockholders and other interested parties may communicate with the Chairman of our Board, the directors as a group, the non-management directors as a group, or an individual director directly by submitting a letter addressed to the named individual, the committee, the group, or our Board as a whole c/o Christopher E. Kevane, Senior Vice President, Chief Legal Officer, at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Code of Conduct; Corporate Governance Guidelines

We have a Code of Conduct (including a Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers) (collectively, the “Code of Conduct”) that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer. This Code of Conduct is posted on our website at www.uti.edu under the “Investor Relations—Corporate Governance—Code of Conduct” captions.

We will provide a copy of the Code of Conduct upon request made by writing to us at our principal executive offices at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

As indicated elsewhere in this Proxy Statement, our Board has adopted Corporate Governance Guidelines, which are posted on our website at www.uti.edu under the “Investor Relations—Corporate Governance—Board of Directors” captions. We will provide a copy of the Corporate Governance Guidelines upon request made by writing to us at our principal executive offices at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032.

Diverse Board and Management Team

Both the Board and the Company have long acted to foster a diverse and vibrant workplace, as we believe that we must have the best talent, including individuals who possess a broad range of experiences, backgrounds and skills that enable us to anticipate and meet the needs of our business. Over time, we have hired, developed and retained a diverse workforce that is a key component in our success.

Our ability to attract, develop and retain diverse talent is reflected at both the board and management levels:

•

Board of Directors. Our eleven-person Board includes three women, two of whom are ethnically diverse. Our most recent appointee to the Board was an ethnically diverse woman and, as noted above, we actively seek diverse candidates when filling board positions.

•

Senior management: Of our nine executive officers, women currently hold the positions of Senior Vice President, Chief Information Officer, Senior Vice President and Universal Technical Institute Division President, and Vice President and Chief Accounting Officer.

The Board believes that a diverse Board and management team are an important part of the Company’s culture.

Family Relationships

There are no family relationships among any of our directors and executive officers, except that Mr. Sherrell E. Smith, our Executive Vice President and Chief Academic Officer, is married to Ms. Lori B. Smith, our Senior Vice President and Chief Information Officer.

Stockholder Authority to Amend Certificate of Incorporation and Bylaws

At our 2021 annual meeting of stockholders, a supermajority of our stockholders approved an amendment to our certificate of incorporation, and our Board subsequently approved a conforming amendment to our bylaws, that allows stockholders to amend the Company’s certificate of incorporation and bylaws, as applicable, upon the affirmative vote of the holders of fifty percent (50%) or more of the shares of the then outstanding voting stock of the Company entitled to vote generally in the election of directors, voting together as a single class, pursuant to a binding proposal submitted for approval at a duly called annual meeting or special meeting of stockholders.

Compensation of Non-Management Directors

The annual cash retainer for our non-management directors is $50,000. Each non-management director also receives an annual award under our 2021 Plan, of shares of common stock equal to approximately $75,000 on the date of grant. In addition, each non-management director also receives reimbursement for out-of-pocket expenses, including travel expenses on commercial flights or the equivalent cost of advance purchase first class commercial travel for non-management directors utilizing private aircraft. Upon election or appointment to our Board, our new non-management directors receive an award of shares of common stock equal to the annual award amount, pro-rated from the date of election or appointment.

In fiscal 2023, the non-executive Chairman of the Board received an additional annual cash retainer of $100,000. The lead director, if any, would receive an additional annual retainer of $20,000. The chairperson of our Nominating and Corporate Governance Committee received an additional annual cash retainer of $12,000, the chairperson of our Compensation Committee received an additional annual cash retainer of $15,000, the chairpersons of our Audit Committee, Government Affairs and Public Policy Committee, and Strategic Opportunities Committee each received an additional annual cash retainer of $25,000. The non-chairperson directors serving on our Compensation Committee and our Nominating and Corporate Governance Committee each received an additional annual cash retainer of $6,000. The non-chairperson directors serving on our Audit Committee and our Government Affairs and Public Policy Committee each received an additional annual cash retainer of $8,000. The non-chairperson directors serving on our Strategic Opportunities Committee each received an additional annual cash retainer of $15,000. No director received additional compensation for meeting attendance. Directors who are also officers do not receive any separate compensation for serving as directors.

Historically, our non-management directors were also eligible to participate in a nonqualified deferred compensation plan (our “Nonqualified Deferred Compensation Plan”), which has since been frozen. Under our Nonqualified Deferred Compensation Plan our directors were allowed to set aside a portion of their income for retirement on a pre-tax basis. A non-management director could defer up to 100% of cash Board compensation earned in the calendar year. Our Nonqualified Deferred Compensation Plan is more fully discussed in the “Compensation Discussion and Analysis” section included elsewhere in this Proxy Statement.

The following table sets forth a summary of the compensation we paid to our non-management directors in fiscal 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
David A. Blaszkiewicz	65,000	75,000	—	140,000
George W. Brochick	72,000	75,000	—	147,000
Loretta L. Sanchez	58,000	75,000	—	133,000
Robert T. DeVincenzi(2)	189,000	75,000	—	264,000
LTG (R) William J. Lennox, Jr.	81,000	75,000	—	156,000
Shannon L. Okinaka	58,000	75,000	—	133,000
Christopher S. Shackelton(3)	50,000	—	75,000	125,000
Linda J. Srere(4)	83,000	75,000	—	158,000
Kenneth R. Trammell(5)	90,000	75,000	—	165,000
Michael Slubowski(6)	32,719	43,979	—	76,698

(1)

Represents the aggregate grant date fair value of awards issued under the 2021 Plan computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board, Topic 718 (“ASC Topic 718”). The number of shares issued to each director was based on the value of the award ($75,000) divided by the closing price of our stock on February 22, 2023 of $7.58 per share (the date of grant). The number of shares issued to Mr. Slubowski was based on the value of the award ($75,000) divided by the closing price of our stock on March 1, 2023 of $7.32 per share (the date of grant), pro rated based on the date he joined our board.

(2)	Mr. DeVincenzi holds vested stock options that are exercisable for 150,000 shares of common stock.
(3)

Pursuant to Coliseum Capital Management LLC’s (“CCM”) company policy, Mr. Shackelton may not personally benefit from compensation he receives for serving as a director of any company in which funds or accounts managed by CCM hold an equity interest. Mr. Shackelton has agreed that such compensation shall inure to the benefit of Coliseum Capital Partners, L.P. (“CCP”), an investment limited partnership of which Coliseum Capital, LLC (“CC”) is general partner and for which CCM serves as an investment advisor. Further, we have agreed with Mr. Shackelton to provide such compensation in cash to avoid the complexity and expense of unregistered equity issuances as well as to avoid potential accumulations of common stock by CCM and its affiliates.

(4)	Ms. Srere holds vested stock options that are exercisable for 30,000 shares of common stock.
(5)	Mr. Trammell holds vested stock options that are exercisable for 30,000 shares of common stock.
(6)

Mr. Slubowski was appointed to our Board in March 2023. Mr. Slubowski received a pro rata portion of the 2023 annual equity grant and Board and committee retainers based upon the date of his appointment.

Indemnification. We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability by reason of their service to us. We have also entered into indemnification agreements with our directors, contractually obligating us to provide this indemnification to them.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform an integrated audit of our financial statements for the year ending September 30, 2024 and of our internal control over financial reporting as of September 30, 2024. In taking this action, our Audit Committee considered Deloitte’s independence with respect to the services to be performed and other factors that our Audit Committee and our Board believe are advisable and in the best interest of our stockholders. As a matter of good corporate governance, our Audit Committee has decided to submit its selection to our stockholders for ratification. In the event that our selection of Deloitte is not ratified by a majority vote of the shares of capital stock present or represented at the Annual Meeting, it will be considered as a direction to our Audit Committee to consider the selection of a different firm.

Audit Fees and Audit-Related Fees

As more fully described below, all services provided by Deloitte as our independent registered public accounting firm are pre-approved by our Audit Committee, including audit services, audit-related services, tax services and certain other services.

The following table sets forth the aggregate fees paid by us to Deloitte for professional services rendered in connection with the audit of our consolidated financial statements for fiscal 2023 and 2022:

	2023	2022
Audit Fees	$2,757,000	$1,682,772
Audit-Related Fees	—	—
Tax Fees	85,100	91,442
All Other Fees	1,895	1,895

Total	$2,843,995	$1,776,109

Our Audit Committee has determined that the provision of services to us described in the foregoing table was compatible with maintaining Deloitte’s independence. All (100%) of the services described in the foregoing table with respect to us and our subsidiaries were approved by our Audit Committee in conformity with our pre-approval policy (as described below).

•

Audit Fees. Audit fees for the fiscal years ended September 30, 2023 and 2022 related primarily to services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting included in our Annual Reports on Form 10-K and for the limited reviews of the financial information included in our Quarterly Reports on Form 10-Q. Additionally audit fees for the fiscal year ended September 30, 2023 and 2022 include the fees related to the audit of our same day balance sheet and related footnotes which were required to be submitted to the Department of Education in connection with our purchase of Concorde Career Colleges, Inc. (“Concorde”) on December 1, 2022 and our purchase of MIAT College of Technology on November 1, 2021. Audit fees for the fiscal year ended September 30, 2023 also included fees related to the review of pro forma financial information included in the Form 8-K/A filing on February 8, 2023.

•	Audit-Related Fees. There were no audit-related fees for the fiscal years ended September 30, 2023 and 2022.

•

Tax Fees. Tax fees for the fiscal years ended September 30, 2023 and 2022 related primarily to income tax compliance services, including technical and tax advice related to the review of tax returns, acquisitions, and potential restructurings.

•	All Other Fees. This amount also includes an annual subscription for access to Deloitte’s online database of accounting guidance issued by various standard-setting bodies in 2023 and 2022.

It is expected that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to any appropriate questions from stockholders.

Audit Committee Pre-Approval Procedures for Services Provided by our Independent Registered Public Accounting Firm

Pre-Approval of Audit Services. Our Audit Committee meets with representatives from Deloitte prior to the audit to review the planning and staffing of the audit and approve the services to be provided by Deloitte in connection with the audit.

Pre-Approval of Non-Audit Services. Our Audit Committee reviews and approves in advance the retention of Deloitte for any non-audit service that is not prohibited by the Sarbanes-Oxley Act of 2002 (“SOX”), provided, however, that:

(a) permitted non-audit services that account for less than $10,000 shall be deemed to be pre-approved, and

(b) as permitted by Section 302 of SOX, such pre-approval is waived and shall not be required with respect to non-audit services:

(i) that account, in the aggregate, for less than 5% of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which such non-audit services are provided;

(ii) that we did not recognize as “non-audit” services at the time of the engagement; and

(iii) that are promptly brought to the attention of, and approved by, our Audit Committee before the completion of the audit (and such approval may be given by our Audit Committee or any member of our Audit Committee).

Our Audit Committee may delegate to any one of its members the authority to grant pre-approval of any permitted non-audit services that account for between $10,000 and $20,000 (and except as otherwise provided in a resolution of our Audit Committee adopted hereafter, our Audit Committee shall be deemed to have delegated such authority, such that any one member of our Audit Committee shall have the authority to grant pre-approval of any permitted non-audit services within such dollar limits). The pre-approval of any non-audit services pursuant to delegated authority or deemed approval shall be reported to our full Audit Committee at its next scheduled meeting. Approval of non-audit services to be performed by our independent registered public accounting firm pursuant to clause (b) above will be disclosed by us as required pursuant to Section 202 of SOX in the applicable reports filed with the SEC.

Board Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2023

The Audit Committee operates under a written charter adopted by the Board that outlines its responsibilities and the practices it follows. The Audit Committee charter is available on the Company’s website at www.uti.edu under the “Investor Relations—Corporate Governance—Committee Charters” captions and is available in print to any stockholder who requests copies by contacting Christopher E. Kevane, Senior Vice President, Chief Legal Officer, at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032. The Audit Committee is currently composed of four independent directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Board has designated each of Shannon Okinaka, Robert T. DeVincenzi and Kenneth R. Trammell as “audit committee financial experts.”

Primary Responsibilities of the Audit Committee

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the independent auditors, and the Company’s ethical compliance programs, including the Company’s Code of Conduct. The Audit Committee’s process includes meeting periodically with members of management and receiving reports on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Audit Committee receives and reviews quarterly reports on privacy and data security matters from UTI’s Information Technology Department. These reports include updates on UTI’s security assessments, security posture, audits and related enhancements.

During fiscal 2023, among other things, the Audit Committee:

•	Engaged Deloitte as our independent auditors;

•	Evaluated the tenure of the independent audit firm;

•	Met with the senior members of the Company’s financial management team at each regularly scheduled meeting;

•

Held separate private sessions, during its regularly scheduled meetings, with Deloitte and our internal audit team, at which candid discussions regarding financial management, legal, accounting, auditing, internal control and internal control audit issues took place;

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Received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

•	Reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function;

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Reviewed with senior members of the Company’s financial management team, Deloitte, the overall audit scope and plans, the results of internal and external audits, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting; and

•

Reviewed with management and Deloitte significant risks and exposures identified by management and the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Conduct and cybersecurity programs.

2023 Financial Statements

One of the Audit Committee’s primary responsibilities is to assist the Board in overseeing the Company’s management and independent registered public accounting firm in regard to the Company’s financial reporting and internal controls over financial reporting. In performing this oversight function, the Audit Committee relied upon advice and information received in its discussions with management and the independent registered public accounting firm.

In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee:

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Met with management and the Company’s independent registered public accounting firm to review and discuss the Company’s annual and quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any material changes in accounting policies used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q with the SEC, and the items required to be discussed by AU Section 380, Communication with Audit Committees (“AU 380”), with respect to annual financial statements, and AU Section 722, Interim Financial Information, with respect to quarterly financial statements.

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Met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s financial statements, management’s assessment of the Company’s internal control over financial reporting and the significant accounting policies applied by management in the preparation of the Company’s financial statements, as well as any alternative accounting policies. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by AU 380.

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Discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301 (formerly Auditing Standard No. 61), Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

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Received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, discussed with Deloitte its independence from the Company and its management, considered whether Deloitte’s provision of permitted non-audit services to the Company is compatible with its independence, and concluded that Deloitte is independent from the Company and its management.

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Discussed with Deloitte the overall scope and plans for its audit, and met with Deloitte, with and without management present, to discuss the results of its audit, the evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting and other matters required to be discussed by AU 380.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board.

The Audit Committee:

Kenneth R. Trammell (Chair)

George W. Brochick

Robert T. DeVincenzi

Shannon Okinaka

PROPOSAL 3

ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking an advisory vote from our stockholders to approve the compensation of our NEOs. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs, and is provided as required pursuant to Section 14A of the Exchange Act. We currently submit a Say on Pay proposal to our stockholders every year.

Our executive compensation program is driven by our business environment, objectives and outcomes. Consequently, we evaluate the performance of our executive officers, including the NEOs, based on their management of the Company in the context of current business and economic conditions and our performance relative to our peers. Because the NEOs have broad policy-making authority, the Compensation Committee holds them responsible for our financial performance and for upholding our values in a competitive marketplace. We believe that, in this highly competitive market for top executive talent, it is critical that we provide our executive officers with incentives to excel, be internally and externally equitable and promote a culture of innovation and results-oriented service for our students and customers while, at the same time, not encouraging undue risk-taking.

2023 Accomplishments

During the year ended September 30, 2023, our management team accomplished the following:

Financial Results:

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Revenues increased 45.0% to $607.4 million, which exceeded the full year guidance range of $602-605 million, compared to $418.8 million primarily due to $178.1 million from the acquired Concorde segment.

•	Operating income was $21.4 million.

•	Full year net income was $12.3 million.

•	New student starts of 22,613, which was within the full year guidance range of 22,000 - 23,500.

Acquisition and Optimization

•

We closed the acquisition of Concorde on December 1, 2022. The acquisition aligns with our growth and diversification strategy, which is focused on offering a broader array of high-quality, in-demand workforce education solutions which both prepare students for a variety of careers in fast-growing fields and help close the country’s skills gap by leveraging key industry partnerships.

•	In March 2023, we purchased the three primary buildings and the associated land at our UTI Orlando, Florida campus which were previously leased.

Program Expansion and New Industry Partnerships

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In the fourth quarter of 2023 we started the following programs: Aviation at the UTI Avondale, Arizona and UTI Long Beach, California campuses; HVACR at the UTI Austin, Texas and NASCAR Tech campuses; Wind Energy Technician training at the UTI Rancho Cucamonga, California and UTI Lisle, Illinois campuses; Robotics and Automation at UTI Exton, Pennsylvania, UTI Lisle, Illinois, NASCAR Tech Mooresville, North Carolina, and the UTI Rancho Cucamonga, California campuses; and Welding at the UTI Sacramento, California campus.

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We executed a new agreement which continues the UTI partnership with Snap-on Tools to ensure automotive, diesel, motorcycle, marine and collision repair technician students have the tools and training they need to launch careers in the transportation industry.

•	UTI expanded the Volvo TEKNIKER Apprentice Program, a 12-week, manufacturer-paid apprentice program to Volvo’s training facility in Ridgeville, South Carolina.

We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative).

Board Recommendation

THE BOARD OF DIRECTORS BELIEVES THAT THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IS APPROPRIATE AND RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Compensation Committee will consider our stockholders’ concerns and take them into account in future determinations concerning our executive compensation program. The Board therefore recommends that you indicate your support for the compensation policies and procedures for our NEOs, as outlined in the above resolution.

PROPOSAL 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 PLAN

We are asking our stockholders to approve an amended and restated version of our 2021 Plan to, among other things, increase the maximum number of shares available for awards by 3,300,000 shares (or approximately 6.1% of our outstanding common stock as of the Record Date). Subject to our stockholders’ approval at the Annual Meeting, our Board approved an amended and restated version of the 2021 Plan (the “Amended and Restated Plan”) on January 4, 2024, based on the recommendation of the compensation committee. As further described below in “Compensation Best Practices,” the Amended and Restated Plan also includes terms and conditions that reflect best practices in governance and compensation.

If approved by our stockholders, the Amended and Restated Plan would be effective as of the date of the Annual Meeting and would replace the current version of the 2021 Plan. However, the terms and conditions of the Amended and Restated Plan, to the extent they differ from the terms and conditions of the 2021 Plan, would not apply to or otherwise impact outstanding awards previously granted under the 2021 Plan – such outstanding awards will continue in effect in accordance with their existing terms. If the Amended and Restated Plan is not approved by our stockholders, no awards will be made under the Amended and Restated Plan, and the 2021 Plan will remain in effect.

If approved, we intend to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the Amended and Restated Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the Amended and Restated Plan.

As further described below, the 2021 Plan provides for grants of equity awards to our employees, directors and consultants. The purpose of the 2021 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. We believe that increasing the number of shares issuable under the 2021 Plan is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders. We rely on equity awards to retain and attract key employees and Board members and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, our future growth and success depend. The availability of an adequate number of shares available for issuance under the 2021 Plan is an important factor in fulfilling these purposes. Our Board recommends that you vote to approve the Amended and Restated Plan.

The Amended and Restated Plan includes the following material changes to the 2021 Plan: (i) subject to adjustment for certain changes in our capitalization, an increase in the aggregate number of shares that we may issue under awards under the plan by 3,300,000, so that the aggregate share reserve will be 5,300,000 shares (subject to adjustment in accordance with the terms of the 2021 Plan as described below under “Summary of the Amended and Restated Plan—Authorized Shares”), and (ii) an increase in the aggregate number of shares that may be issued subject to incentive stock options by 3,300,000, so that the aggregate limit on shares that can be issued subject to incentive stock options will be 5,300,000 shares (subject to adjustment in accordance with the terms of the 2021 Plan as described below under “Summary of the Amended and Restated Plan—Authorized Shares”). We believe that the amendments to the 2021 Plan are needed to account for our growth as well as changes in compensation best practices.

Essential Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentive tools and sufficient flexibility to permit our Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of UTI and its stockholders.

Requested Share Authorization

The 2021 Plan authorizes our Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the Amended and Restated Plan, we will be authorized to issue incentive compensation convertible into up to 5,300,000 shares of common stock (subject to adjustment in accordance with the terms of the 2021 Plan as described below under “Summary of the Amended and Restated Plan—Authorized Shares”).

As of January 9, 2024, and assuming approval of the Amended and Restated Plan:

(a) Proposed increase in shares authorized for issuance under the Amended and Restated Plan	3,300,000
(b) Shares subject to outstanding options (1)	210,000
(c) Shares underlying outstanding full value awards (RSUs and PSUs)	1,878,872
(d) Shares remaining available under the Plan	597,504
(e) Total shares authorized for or outstanding under awards (a+b+c+d)	5,986,376
(f) Outstanding Shares of Common Stock	53,732,017
(g) Percentage of Fully-Diluted Shares Subject to Outstanding Awards or Available for Future Issuance (e/(e+f))	10.0%

(1)	The 210,000 option awards have a weighted average exercise price of $3.14 and a weighted average expected remaining term of approximately 1.9 years.

Grant Practices

In operating our 2021 Plan, our Compensation Committee has monitored and managed dilution to reasonable levels. Our average annual burn rate (gross number of shares subject to awards granted during the year divided by the weighted number of common shares outstanding) for the three years ending September 30, 2023 was 1.4%.

	2023	2022	2021	Average
(a) Shares underlying options granted (in thousands)	0	0	0	0
(b) RSUs granted (in thousands)	596	377	376	450
(c) PSUs granted (in thousands)	475	377	371	—
(d) PSUs earned (in thousands)	0	24	39	21
(e) Net increase in diluted shares due to equity awards (a+b+d)(1) (in thousands)	596	401	415	471
(f) Weighted-average basic shares outstanding (in thousands)	33,985	33,218	32,766	33,606
(g) Burn rate (e/f)(1)	1.8%	1.2%	1.3%	1.4%

(1)	Not adjusted for RSU or stock option forfeitures, withholding or expirations, which would reduce the burn rate if taken into account.

The maximum aggregate number of shares we are requesting our stockholders to authorize under the Amended and Restated Plan would represent about 6% of the number of shares of our common stock outstanding on January 9, 2024, determined on a fully diluted basis.

Key Features of the Amended and Restated Plan

The Amended and Restated Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the interests of our stockholders:

•	Fixed plan term. The Amended and Restated Plan has a fixed term of ten (10) years.

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No evergreen authorization. The Amended and Restated Plan does not have an evergreen provision, which would have permitted an annual increase in the number of shares authorized for issuance without further stockholder approval.

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No liberal share recycling. The number of shares remaining available for grant under the Amended and Restated Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis and by any shares withheld for taxes in connection with the exercise of options or stock appreciation rights or the vesting or settlement of full value awards.

•

No recycling of open market repurchases. Any shares of our common stock we repurchase in the open market with option exercise proceeds will not increase the maximum number of shares that may be issued under the Amended and Restated Plan.

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Individual award limits. The Amended and Restated Plan limits the maximum number of shares for which stock-based awards may be granted to a participant in any fiscal year and the maximum dollar amount that a participant may earn for each year contained in a performance period under a cash-based award.

•	Non-employee director award limit. The aggregate grant date fair value of awards granted and cash compensation that may be earned by any nonemployee member of our Board in a fiscal year is limited.

•	No discounted options or stock appreciation rights. No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

•	Prohibition of repricing. The Amended and Restated Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders.

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Minimum vesting. The Amended and Restated Plan requires each award to have a minimum vesting period of one year, except for 5% of the aggregate number of shares authorized for issuance under the Amended and Restated Plan or any vesting accelerated upon death, disability or a change in control of UTI.

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Performance-based awards. Performance share and performance unit awards require the achievement of pre-established goals. The Amended and Restated Plan establishes a list of measures of business and financial performance from which our Compensation Committee may construct predetermined performance goals that must be met for an award to vest, although our Compensation Committee may choose to construct performance goals using alternative metrics and has the discretion to adjust awards.

•	No liberal change in control definition. The Amended and Restated Plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).

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No automatic vesting upon a change in control. The Amended and Restated Plan does not provide for automatic (“single trigger”) acceleration of vesting upon a change in control other than for awards held by nonemployee members of our Board.

•	No tax gross-ups. The Amended and Restated Plan does not provide for any tax gross-ups.

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Limitations on dividends and dividend equivalents. No dividends may be paid in connection with stock options or stock appreciation rights. Any dividends or dividend equivalents payable in connection with a full value award will be subject to the same restrictions as the underlying award and will not be paid until and unless such award vests.

Stock ownership and clawback policies. Our Board has adopted director and officer stock ownership guidelines and an incentive compensation clawback policy that applies to awards granted under the Amended and Restated Plan. For a description of these policies, see “Compensation Discussion and Analysis—Stock Ownership Guidelines” and “Compensation Discussion and Analysis—Incentive Compensation Recovery (Clawback) Policy.” The above description of key features is a summary only and is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is attached to this Proxy Statement as Appendix A and which we encourage stockholders to read in its entirety.

Our Board believes that the Amended and Restated Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, our Board urges you to vote to approve the adoption of the Amended and Restated Plan.

Summary of the Amended and Restated Plan

The following summary of the Amended and Restated Plan is qualified in its entirety by the specific language of the Amended and Restated Plan, a copy of which is attached to this proxy statement as Appendix A.

General. The purpose of the Amended and Restated Plan is to advance our interests and the interests of our stockholders by providing an incentive program that will enable us to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of our Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.

Authorized Shares. Subject to adjustment for certain capitalization events as provided in the Amended and Restated Plan, the maximum aggregate number of shares authorized for issuance under the Amended and Restated Plan is 5,300,000 shares. Such shares shall consist of authorized but unissued or reacquired shares or any combination thereof. In addition, the maximum aggregate number of shares that may be issued under the 2021 Plan will be cumulatively increased from time to time by (i) the number of shares that remained available for future grants under the Company’s 2003 Incentive Compensation Plan (the “Predecessor Plan”) immediately prior to its termination as of February 24, 2021, not to exceed 663,856 shares; and (ii) the number of shares subject to that portion of any option or other award outstanding pursuant to the Predecessor Plan as of February 24, 2021 which, on or after February 24, 2021, expires or is terminated or canceled for any reason without having been exercised or settled in full, not to exceed 1,500,365 shares.

Share Counting. Each share made subject to an award will reduce the number of shares remaining available for grant under the Amended and Restated Plan by one (1) share. If any award granted under the Amended and Restated Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the Amended and Restated Plan. Shares will not be treated as having been issued under the Amended and Restated Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the Amended and Restated Plan. Shares purchased in the open market with option exercise proceeds will not increase the maximum number of shares that may be issued under the Amended and Restated Plan. Shares withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with the vesting or settlement of any full value award or the exercise of options or stock appreciation rights will not be made available for new awards under the Amended and Restated Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the Amended and Restated Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the Amended and Restated Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, our Compensation Committee also has the discretion under the Amended and Restated Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits. No non-employee director may be granted in any fiscal year awards under the Amended and Restated Plan having an aggregate grant date fair value that, when taken together with any cash fees paid to the director in the same fiscal year, exceeds $750,000. Grant date fair value will be determined for this purpose in accordance with applicable financial accounting principles.

Other Award Limits. The Amended and Restated Plan establishes limits on the maximum aggregate number of shares or dollar value for which awards may be granted to a participant in any fiscal year, as follows:

•	No more than 1,000,000 shares under stock-based awards.

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No more than the product of 1,000,000 and the fair market value of a share of our common stock as of the award grant date for each full fiscal year contained in the performance period under cash-based awards. In addition, to comply with applicable tax rules, the Amended and Restated Plan also limits to 5,300,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the Amended and Restated Plan.

Administration. The Amended and Restated Plan generally will be administered by our Compensation Committee, although our Board retains the right to appoint another of its committees to administer the Amended and Restated Plan or to administer the Amended and Restated Plan directly. (For purposes of this summary, references to “our Compensation Committee” shall be inclusive of a duly appointed committee or our Board, as the case may be.) Subject to the provisions of the Amended and Restated Plan, our Compensation Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. Our Compensation Committee may, subject to certain limitations on the exercise of its discretion provided by the Amended and Restated Plan (including in connection with a change in control of UTI), amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Amended and Restated Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Amended and Restated Plan. All awards granted under the Amended and Restated Plan will be evidenced by a written or digitally signed agreement between us and the participant specifying the terms and conditions of the award, consistent with the requirements of the Amended and Restated Plan. Our Compensation Committee will interpret the Amended and Restated Plan and awards granted thereunder, and all determinations of our Compensation Committee generally will be final and binding on all persons having an interest in the Amended and Restated Plan or any award.

Prohibition of Option and SAR Repricing. The Amended and Restated Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, our Compensation Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Minimum Vesting. No more than five percent (5%) of the aggregate number of shares authorized under the Amended and Restated Plan may be issued pursuant to awards that provide for service-based vesting over a period of less than one year or performance-based vesting over a performance period of less than one year. This minimum vesting requirement will not prohibit our Compensation Committee from accelerating vesting in connection with a participant’s death or disability or in connection with a change in control of UTI, as limited by the terms of the Amended and Restated Plan. Also, the minimum vesting requirement will not apply to awards granted by another company that we assume or substitute for in connection with our acquisition of such company.

Eligibility. Awards may be granted to employees, directors and consultants of UTI or any present or future parent or subsidiary corporation or other affiliated entity of UTI. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of UTI or any parent or subsidiary corporation of UTI. As of September 30, 2023, we had approximately 3,000 employees, including nine executive officers, and ten non-employee directors who would be eligible under the Amended and Restated Plan.

Stock Options. Our Compensation Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of UTI or any parent or subsidiary corporation of UTI (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant. On January 9, 2024, the closing price of our common stock as reported on the New York Stock Exchange was $12.61 per share.

The Amended and Restated Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to us of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by our Compensation Committee; or by any combination of these. Nevertheless, our Compensation Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the participant’s surrender of a portion of the option shares to us.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by our Compensation Committee, subject to the minimum vesting requirements described above. The maximum term of any option granted under the Amended and Restated Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by our Compensation Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by our Compensation Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification. No option may be transferred to a third-party financial institution for value.

Stock Appreciation Rights. Our Compensation Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by our Compensation Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At our Compensation Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the Amended and Restated Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by our Compensation Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by our Compensation Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards. Our Compensation Committee may grant restricted stock awards under the Amended and Restated Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to us rendered by the participant. Our Compensation Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as our Compensation Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by our Compensation Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends or other distributions paid in cash or shares, subject to the same vesting conditions as the original award.

Restricted Stock Units. Our Compensation Committee may grant restricted stock units under the Amended and Restated Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to us. Our Compensation Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Unless otherwise provided by our Compensation Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, our Compensation Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends we pay. Dividend equivalent rights will be subject to the same vesting conditions and settlement terms as the original award.

Performance Awards. Our Compensation Committee may grant performance awards subject to such conditions and the attainment of such objective or subjective performance goals over such periods as our Compensation Committee determines in writing and sets forth in a written agreement between us and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by our Compensation Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

Objective performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of UTI and each subsidiary corporation consolidated with UTI for financial reporting purposes, or such division or business unit of UTI as may be selected by our Compensation Committee. Performance goals based on subjective criteria will be determined on a basis established by our Compensation Committee in granting the award. Our Compensation Committee, in its discretion, may base performance goals on measures of business or financial performance (or any other metric or goals our Compensation Committee may determine) including, but not limited to: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; adjusted pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project, completion of a joint venture or other corporate transaction, and personal performance objectives established for an individual participant or group of participants.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by our Compensation Committee. The degree of attainment of performance measures will be calculated in accordance with our financial statements, generally accepted accounting principles, if applicable, or other methodology established by our Compensation Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by our Compensation Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, our Compensation Committee will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. Our Compensation Committee may make positive or negative adjustments to performance award payments to reflect an individual’s job performance or other factors determined by our Compensation Committee. In its discretion, our Compensation Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on our common stock to the extent that the performance shares become vested. Our Compensation Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by our Compensation Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. Our Compensation Committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Amended and Restated Plan provides that the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards. Our Compensation Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as our Compensation Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by our Compensation Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. Our Compensation Committee may grant dividend equivalent rights with respect to other stock-based awards that will be subject to the same vesting conditions and settlement terms as the original award. The effect on such awards of the participant’s termination of service will be determined by our Compensation Committee and set forth in the participant’s award agreement.

Change in Control. The Amended and Restated Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the Amended and Restated Plan) becoming the direct or indirect beneficial owner of more than 50% of the total fair market value or total combined voting power of our voting stock; (b) a date specified by our Compensation Committee following stockholder approval of a liquidation or dissolution of UTI; or (c) the occurrence of any of the following events upon which our stockholders immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the total combined voting power of UTI voting securities, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by our stockholders in a single transaction or series of related transactions of more than 50% of our voting stock; (ii) a merger or consolidation in which we are a party; or (iii) the sale, exchange or transfer of all or substantially all of our assets (other than a sale, exchange or transfer to one or more of our subsidiaries).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by our Compensation Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards that are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.

The Amended and Restated Plan also authorizes our Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.

Subject to the restrictions of Section 409A of the Code (“Section 409A”), our Compensation Committee may provide for the acceleration of vesting or settlement of outstanding time-based awards that will not be assumed, continued or replaced with a substitute award for shares tradable on a U.S. securities exchange upon a Change in Control or are held by a participant whose service is terminated other than for cause or as a result of resignation for good reason upon or following a Change in Control. If a performance-based award will not be assumed, continue or replaced with a substitute award for shares tradable on a U.S. securities exchange upon a Change in Control or is held by a participant whose service is terminated other than for cause or as a result of resignation for good reason upon or following a Change in Control, our Compensation Committee may provide for vesting and settlement of the award either (a) based upon the actual achievement of the applicable performance goals through the date of the Change in Control or termination of employment or (b) to the extent that the award would be earned if 100% of the target level of the performance goals were achieved and prorated for the portion of the performance period elapsed prior to the date of the Change in Control or termination of employment. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

Awards Subject to Section 409A. Certain awards granted under the Amended and Restated Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A, which provides rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the Amended and Restated Plan to the contrary, our Compensation Committee is authorized, in its sole discretion and without the consent of any participant, to amend the Amended and Restated Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination. The Amended and Restated Plan will continue in effect until its termination by our Compensation Committee, provided that no awards may be granted under the Amended and Restated Plan following the tenth (10th) anniversary of the Amended and Restated Plan’s effective date, which will be the date on which it is approved by our stockholders. Our Compensation Committee may amend, suspend or terminate the Amended and Restated Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the Amended and Restated Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which UTI’s shares are then listed. No amendment, suspension or termination of the Amended and Restated Plan may affect any outstanding award unless expressly provided by our Compensation Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended and Restated Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No awards will be granted under the Amended and Restated Plan prior to its approval by our stockholders. All awards will be granted at the discretion of our Compensation Committee, and, accordingly, are not yet determinable.

As of the Record Date, the aggregate numbers of shares of common stock made subject to awards granted to certain persons and groups under the 2021 Plan, of which the Amended and Restated Plan is a continuation, are as follows:

Name	Position	Number of Shares
Jerome A. Grant	Chief Executive Officer	411,844
Troy R. Anderson	Executive Vice President and Chief Financial Officer	172,018
Sherrell E. Smith	Executive Vice President and Chief Academic Officer	256,006
Todd A. Hitchcock	Senior Vice President and Chief Strategy and Transformation Officer	85,301
Lori B. Smith	Senior Vice President and Chief Information Officer	82,322
Christopher E. Kevane	Senior Vice President and Chief Legal Officer	79,250
Tracy Lorenz	Senior Vice President and Universal Technical Institute Division President	22,699
Kevin Prehn	Senior Vice President and Concorde Division President	31,631
Christine Kline	Vice President and Chief Accounting Officer	12,032
Executive Group	N/A	1,153,103
Non-Employee Director Group	N/A	669,418
Non-Executive Officer Employee Group	N/A	266,351

Required Vote and Board Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares of capital stock present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Board Recommendation

Our Board believes that the proposed adoption of the Amended and Restated Plan is in our best interests and those of our stockholders for the reasons stated above.

THEREFORE, OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of September 30, 2023. Information is included for both equity compensation plans approved by our stockholders and equity plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by UTI stockholders	2,473,070	(1)	$3.14	(2)	1,089,979
Equity compensation plans not approved by UTI stockholders	—		—		—
Totals	2,473,070		$3.14		1,089,979

(1)	Includes 210,000 stock options, 1,151,571 restricted stock units, and 1,111,499 performance stock units.
(2)	Only includes weighted-average exercise price of outstanding stock options.

EXECUTIVE OFFICERS

The biographical information with respect to each of our executive officers as of the date of this Proxy Statement is set forth below, except Mr. Grant, our Chief Executive Officer. Mr. Grant also serves as a director on our Board and his biographical information is set forth above in the section titled “Proposal No. 1—Election of Directors—Continuing Directors.”

Name	Age	Position
Jerome A. Grant	60	Chief Executive Officer
Troy R. Anderson	56	Executive Vice President and Chief Financial Officer
Sherrell E. Smith	60	Executive Vice President and Chief Academic Officer
Todd A. Hitchcock	58	Senior Vice President and Chief Strategy and Transformation Officer
Lori B. Smith	57	Senior Vice President and Chief Information Officer
Christopher E. Kevane	50	Senior Vice President and Chief Legal Officer
Tracy Lorenz	54	Senior Vice President and Universal Technical Institute Division President
Kevin Prehn	49	Senior Vice President and Concorde Division President
Christine Kline	45	Vice President and Chief Accounting Officer

Troy R. Anderson, age 56, has served as our Executive Vice President and Chief Financial Officer since September 2019. Mr. Anderson has more than 25 years of experience in financial strategy and leadership and has held senior level-roles with leading companies in the services and technology sectors. Most recently, he was Vice President, Global Finance and Corporate Controller for Conduent, Inc., and prior to that served in several financial roles for Xerox, Inc. including Senior Vice President and Chief Financial Officer for their Public Sector Industry Group and Director of Investor Relations. He holds a Master of Business Administration degree from the University of Maryland, as well as Bachelor of Science degrees in Accounting, Business Administration and Finance from Salisbury University.

Sherrell E. Smith, age 60, has served as our Executive Vice President and Chief Academic Officer since 2023. Prior to this, he served as our Executive Vice President of Campus Operations & Services since April 2018. He was Executive Vice President of Admissions and Operations from 2015 to 2018, and Senior Vice President, Operations from 2012 to 2015. During his previous tenure with us, from 1986 to 2009, Sherrell held several positions, including Campus President, Regional Vice President of Operations, Senior Vice President of Operations and Education and Executive Vice President of Operations. Prior to his return to us, he advised a private equity firm on acquisition opportunities in the education field and served as the Chief Executive Officer of the American Institute of Technology. He received a Bachelor of Science degree in Management from Arizona State University. Mr. Smith is the spouse of Ms. Lori B. Smith, our Senior Vice President, Chief Information Officer.

Todd A. Hitchcock, age 58, has served as our Senior Vice President and Chief Strategy and Transformation Officer since January 2020. In addition to leading the development of Corporate Strategy, Mr. Hitchcock also oversees the Transformation Office, Corporate Development, and Corporate Affairs. Mr. Hitchcock has more than 20 years of leadership experience in the education sector and as President of Red Leaf Advising, a higher education consulting company, he had been advising UTI for more than two years before formally joining the company in 2020. Prior to that, Mr. Hitchcock served as Chief Operating Officer of Pearson Embanet, as Senior Vice President for Pearson Learning Solutions, and as Vice President of Florida Virtual School’s Global Services division. He holds a Bachelor of Business Administration from the University of New Brunswick, a Bachelor of Education degree from the University of New Brunswick, and Academic Administration Credentials from the University of Toronto and York University. Mr. Hitchcock has served on the Board of Directors of both the United States Distance Learning Association (USDLA) and The International Association for K-12 Online Learning (iNACOL).

Lori B. Smith, age 57, has served as our Senior Vice President and Chief Information Officer since January 2020. She has been with UTI for 30 years and has held a number of leadership positions across several functional areas. She most recently served as Vice President, Business Intelligence and Compliance from 2016 to 2020. Ms. Smith has also served as Controller, Vice President of Student Services and Vice President of Financial Aid/Student Services. She earned a Bachelor of Business Administration degree from Black Hills State University.

Christopher E. Kevane, age 50, has served as our Senior Vice President and Chief Legal Officer since March 2020. Mr. Kevane has more than 20 years of legal and executive experience, representing both publicly traded and private equity-backed organizations. Prior to joining UTI, he was Chief Legal Officer for Centauri Health Solutions from January 2019 to January 2020, one of Inc. Magazine’s fastest growing private healthcare IT services companies. In addition, he has served as the senior legal officer for Rural/Metro Corporation and practiced with the international law firm of Squire Patton Boggs, focusing on capital markets initiatives. Mr. Kevane received a Bachelor of Science degree in Finance and a Juris Doctor degree from Arizona State University.

Tracy Lorenz, age 54, has served as our Senior Vice President and Universal Technical Institute Division President, since April 2023. Prior to joining Universal Technical Institute, Inc., she served as the President and Chief Executive Officer of Triumph Higher Education from October 2017 to March 2023. Prior to Triumph Higher Education, she spent nearly nine years at Apollo Education Group from April 2009 to September 2017 in various roles, including as President of Western International University. Ms. Lorenz has a Bachelor of Science in Accounting and Business Management and a Masters Degree in Strategic Management, both from Indiana University – Kelley School of Business.

Kevin Prehn, age 49, has served as Senior Vice President and Concorde Division President since December 2023. Prior to this role, he served as Chief Operating Officer, Senior VP of Operations, and Regional VP of Operations of Concorde Career Colleges, Inc. since 2019. He has more than 20 years of experience in proprietary education, including roles as Campus President, Regional VP of Operations, and Sr. VP of Operations. Prior to Concorde, Kevin worked at International Education Corporation, Education Corporation of America and Kaplan Higher Education. Kevin holds a Bachelor of Arts in Communications from the University of California San Diego, and a Masters of Business Administration from Purdue University Global.

Christine Kline, age 45, has served as Vice President and Chief Accounting Officer since December 2023. Prior to this role, she served as Vice President, Corporate Controller since joining the Company in February 2020. In this role Ms. Kline led the Company’s corporate accounting team in all aspects of the monthly close and financial accounting and the audit and Sarbanes-Oxley (SOX) compliance processes and has worked closely with executive management and department leaders. Prior to joining the Company, Ms. Kline served as the Director of Financial Reporting at Nuverra Environmental Solutions from July 2015 to February 2020 and was named the Principal Accounting Officer from November 2019 through February 2020, and as the Director of Accounting and Reporting at PetSmart, Inc. from October 2007 to July 2015. Ms. Kline started her career with Deloitte & Touche LLP. Ms. Kline is a Certified Public Accountant. Ms. Kline earned a Bachelor of Science degree in Accounting and Finance from the University of Arizona.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for our NEOs listed below. Specifically, this CD&A provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. In addition, we explain how and why our Compensation Committee arrived at the specific compensation decisions for our executive officers for fiscal year 2023.

Executive Summary

2023 Named Executive Officers:

2023 NAMED EXECUTIVE OFFICERS	Position (as of the end of fiscal 2023)
Jerome A. Grant	Chief Executive Officer (“CEO”)
Troy R. Anderson	Executive Vice President and Chief Financial Officer
Sherrell E. Smith	Executive Vice President and Chief Academic Officer
Todd A. Hitchcock	Senior Vice President and Chief Strategy & Transformation Officer
Christopher E. Kevane	Senior Vice President and Chief Legal Officer, General Counsel

Fiscal 2023 Business Highlights

Our revenues for the year ended September 30, 2023 were $607.4 million, an increase of $188.6 million, or 45.0%, from the prior year. Excluding Concorde, which contributed $178.1 million of revenue between December 1, 2022 and September 30, 2023, UTI revenues increased 2.5% when compared to the prior year.

In fiscal 2023, we had operating income of $21.4 million, as compared to $22.4 million in the prior year, with the acquired Concorde segment contributing $10.5 million. Our operating expenses for fiscal 2023 were $586.0 million, a 47.8% increase over the prior year, with the acquired Concorde segment contributing $167.6 million. The remainder of the increase was primarily driven by the incremental cost of delivery associated with UTI new campus and program rollouts in the prior year, and both one-time and ongoing investments in support of our growth and diversification strategy. Productivity improvements and proactive cost actions have been a key part of our operating model for the past several years, and we continue to identify and execute on efficiency opportunities throughout our cost structure, while improving and investing in the overall student experience. Net income for the year ended September 30, 2023 was $12.3 million compared to $25.8 million in the prior year.

Our business strategy has three key tenets: to grow the business by more deeply penetrating existing target markets and adding new markets; to diversify the business by adding new locations, programs, and offerings that maximize the lifetime value of our students; and to continually optimize the business by constantly enhancing operational efficiency.

During the year ended September 30, 2023, we executed the following as part of our growth, diversification and optimization strategy:

Acquisition and Optimization

•

We closed the acquisition of Concorde on December 1, 2022. The acquisition aligns with our growth and diversification strategy, which is focused on offering a broader array of high-quality, in-demand workforce education solutions which both prepare students for a variety of careers in fast-growing fields and help close the country’s skills gap by leveraging key industry partnerships.

•	In March 2023, we purchased the three primary buildings and the associated land at our UTI Orlando, Florida campus which were previously leased.

Program Expansion and New Industry Partnerships

•

In the fourth quarter of 2023 we started the following programs: Aviation at the UTI Avondale, Arizona and UTI Long Beach, California campuses; HVACR at the UTI Austin, Texas and NASCAR Tech campuses; Wind Energy Technician training at the UTI Rancho Cucamonga, California and UTI Lisle, Illinois campuses; Robotics and Automation at UTI Exton, Pennsylvania, UTI Lisle, Illinois, NASCAR Tech Mooresville, North Carolina, and the UTI Rancho Cucamonga, California campuses; and Welding at the UTI Sacramento, California campus.

•

We executed a new agreement which continues the UTI partnership with Snap-on Tools to ensure automotive, diesel, motorcycle, marine and collision repair technician students have the tools and training they need to launch careers in the transportation industry.

•	UTI expanded the Volvo TEKNIKER Apprentice Program, a 12-week, manufacturer-paid apprentice program to Volvo’s training facility in Ridgeville, South Carolina.

In addition, we continue to pursue other opportunities that align with our growth, diversification and optimization strategy

Key Elements of 2023 Compensation

The primary elements of NEO “target total direct compensation” during fiscal 2023 consisted of base salary, annual incentive awards and long-term incentive compensation.

Each of these elements is an important component of our executive compensation program because they help to attract and retain talent, tie the interests of our executives to the interests of our stockholders and reward contributions to our long-term success and the achievement of our mission and key business strategies. A general overview of our 2023 executive compensation program is presented below.

2023
Compensation Element	Form	Compensation Committee Decisions
Base Salary	Cash	All of our NEOs received base salary increases for fiscal 2023, except for Mr. Smith.

Annual Incentive Awards	Cash	Based on performance results, our Compensation Committee approved the payment of annual cash incentive awards for fiscal 2023 equal to 144% of target payable in December 2023.

Long-Term Incentive Compensation	Equity	Our Compensation Committee granted the standard long-term incentive awards (“FY 2023 grants”) consisting of 50% performance units (“PSUs”) and 50% restricted stock units (“RSUs”) (each as further described below). Additionally, the Compensation Committee approved Special RSU Grants consistent with the awards made in fiscal 2022.

CEO Compensation at a Glance

We believe that the success of our business and resulting value creation for our stockholders is largely dependent on a stable management team led by an individual with the vision to provide long-term strategic leadership. Accordingly, the compensation package of our CEO is generally designed to support this belief while, at the same time, fulfilling our overall compensation objectives, including rewarding sustainable growth as reflected by our financial performance and favorable student outcomes, effective cost management and consistent operational excellence. For fiscal 2023, to support our focus on returning to profitability, the compensation package for our CEO:

•	Provided for eligibility to earn annual cash incentive awards based on the achievement of specific performance goals for the fiscal year under our 2023 Management Incentive Plan

•

Reinforced the alignment of our CEO’s interests with those of our stockholders by linking his long- term incentive compensation opportunity to stockholder value through the grant of long-term incentive awards using a mix of time-based vesting RSUs and performance-based vesting PSUs. For further details on our long-term incentive plan, see “Compensation Elements—Long-Term Compensation” below.

Say on Pay Votes

Historically, we have held stockholder advisory votes required by Section 14A of the Exchange Act (“Say on Pay votes”) on the compensation of our NEOs every three years, the most recent of which occurred at our annual meeting in 2023. Our 2023 Say on Pay proposal received overwhelming support, achieving 89% approval, excluding broker non-votes. Also at the 2023 annual meeting, however, our stockholders approved a management proposal to begin holding stockholder advisory votes on the compensation of our NEOs every year beginning with our 2024 annual meeting of stockholders.    Our Compensation Committee considers the results of our Say on Pay votes, together with the other factors discussed in this CD&A, as it considers appropriate when it reviews and modifies our compensation program and the compensation packages provided to our NEOs.

2023 Executive Compensation Policies and Practices

We endeavor to maintain sound compensation standards consistent with our executive compensation policies and practices. Our Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2023:

What We Do	How We Do It

We Place a Heavy Emphasis on Variable (“at-risk”) Compensation	We have a substantial majority of executive pay at risk, based on a mix of financial and stock price performance.

We Place a Cap on Annual Cash Incentive Award Compensation	Our annual cash incentive plan provides for a maximum bonus opportunity for achieving superior results of 150% of each individual’s target bonus opportunity, while failure to achieve threshold performance levels on bonus metrics results in a bonus opportunity of 0%.

We Impose a “Clawback Policy”	We have adopted a new clawback policy in compliance with the New York Stock Exchange’s listing rules under which we can recover incentive compensation paid to covered individuals in cases where we have to prepare an accounting restatement which resulted in the payment of incentive compensation greater than what should have been paid based on the restated financial results or corrected metric.

We Compel Stock Ownership	Each of our executives is expected to own shares of our common stock with a value ranging from two to four times such executive’s base salary, depending on position.

We Utilize an Independent Compensation Consulting Firm	The Compensation Committee utilizes Pearl Meyer, an independent compensation consulting firm, to assist the Committee in determining NEO compensation.

We Conduct Annual Risk Assessments	Our Board oversees our risk management function and ensures that management develops sound business strategies. Our Board’s close involvement in setting our business strategy and objectives is integral to its assessment of ongoing business risks, and determinations of appropriate levels of risk and how to effectively manage such risk.

What We Don’t Do	How We Prohibit It

We Don’t Permit Significant Perquisites	We provide limited perquisites, including Company-paid premiums for life and disability insurance, a supplemental executive disability benefit, accidental death and dismemberment coverage, executive physicals and additional term-life insurance to certain of our executive officers, including our NEOs. Our Compensation Committee believes that the perquisites levels provided to our executive officers are less than those provided by comparable companies.

We Don’t Offer “Single Trigger” Change-in-Control Cash Payments	For those NEOs who have employment agreements, the agreements provide that in the case of a “change of control” the NEO only receives severance payments in connection with a termination of their employment.

We Don’t Provide Tax Gross-Ups	We do not provide our NEOs with tax gross-up payments in connection with a change of control.

We Don’t Permit Hedging	We prohibit our directors and employees, including our NEOs, from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds, and forward sale contracts, that allow a holder to limit or eliminate the risk of a decrease in the value of our securities.

We Don’t Offer Special Retirement Plans Exclusively for Executive Officers	We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Code, which is generally available to all employees, including NEOs, to assist them in saving for retirement.

What Guides Our Program

Executive Compensation Philosophy and Objectives

Our executive compensation program is driven by our business environment, objectives, and outcomes. Consequently, we evaluate the performance of our executive officers, including our NEOs, based on their management performance in the context of current business and economic conditions and our performance relative to our peers. Because our NEOs have broad policy-making authority, our Compensation Committee holds them responsible for our financial performance and for upholding our values in a competitive marketplace.

In this highly competitive market for top executive talent, we generally believe that it is important to provide our executive officers with incentives that align with the interests of our stockholders, are internally and externally equitable, promote a culture of innovation and results-oriented service for our students and customers, and discourage undue risk-taking. We also believe an effective executive compensation program rewards the achievement of short-term, long-term and strategic objectives that are closely aligned with the soundness of our business and the interests of our stockholders and encourages appropriate decision-making regarding the long-term value of our business.

Therefore, we generally believe that a meaningful portion of each executive officer’s target total direct compensation opportunity should be “at-risk” and earned only if his or her performance benefits the interests of our stockholders.

Key Elements of Compensation

Our compensation philosophy is supported by the following principal elements of compensation:

BASE SALARY	ANNUAL CASH INCENTIVE AWARD	LONG-TERM INCENTIVE AWARD

PURPOSE	PURPOSE	PURPOSE

Provides a competitive rate relative to comparable positions at similar organizations and enables us to attract and retain critical executive talent.	Rewards individuals for performance if they attain pre-established financial and strategic targets that are set by our Compensation Committee at the beginning of the year.	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of our executives with those of our stockholders.

Compensation Mix

Our executive compensation program was designed around the concept of total direct compensation—that is, the combination of base salary, annual incentive awards and long-term incentive compensation. In setting the appropriate level of target total direct compensation, our Compensation Committee sought to set each compensation element at a level that was competitive with our peers and that would attract and motivate top talent, while maintaining overall compensation levels that align with our stockholders’ interests and our executive officers’ core objectives and responsibilities. As illustrated below, the majority of our CEO’s and other NEOs’ total direct compensation opportunity is at-risk, with the at-risk elements consisting of an annual cash incentive bonus and RSU and PSU awards. The graphs below depict the mix of total target direct compensation set for our CEO and NEOs for fiscal 2023:

Decision-Making Process Regarding Executive Compensation

Role of Compensation Committee. Our Compensation Committee is responsible for overseeing the design and operation of our executive compensation program. In fulfilling this responsibility, our Compensation Committee formulates recommendations for the target total direct compensation, and each individual element of compensation, for our executive officers, including our NEOs, for our Board’s consideration and approval.

In developing these recommendations, our Compensation Committee evaluates our financial and operational performance and conducts a performance review of our CEO, taking into consideration our short-term and long-term goals and objectives. Our Compensation Committee also considers the annual performance reviews of our other executive officers, as conducted by our CEO, as a significant factor in developing the compensation recommendations for these individuals.

With the assistance of a compensation consultant, our Compensation Committee also conducts an annual assessment of the competitiveness of our executive compensation program, including a review of the compensation mix to ensure appropriate pay leverage is maintained in the overall compensation package and in equity-based incentives that emphasize the creation of long-term stockholder value.

In the Fall of 2022, our Compensation Committee conducted its annual review of compensation for fiscal 2023, examining the base salary, annual cash incentive award opportunity and long-term incentive compensation opportunity of each executive officer, including each NEO.

Role of Executive Officers. Our CEO makes recommendations to our Compensation Committee as to the base salaries, target annual cash incentive award opportunities and long-term incentive compensation opportunities of our executive officers, including our other NEOs. These recommendations are based on an analysis of relevant market data (derived from a review of peer company and survey data), as well as his or her evaluation of each executive officer’s performance.

Role of Compensation Consultants. Our Compensation Committee engaged Pearl Meyer, its independent compensation consultant, during fiscal 2023, to assist it in fulfilling its responsibilities and duties. Pearl Meyer was engaged to provide advisory services, including a periodic review of our executive compensation philosophy; executive compensation levels and “pay-for-performance” linkage; executive cash and broad-based equity incentive program design; executive officer employment and other agreements; director remuneration; regulatory and proxy advisory updates; review of the proxy statement; and other ad hoc support.

Pearl Meyer serves at the direction of, and reports directly to, our Compensation Committee. A representative of Pearl Meyer attends all Compensation Committee meetings. Pearl Meyer does not perform any other services for us unless directed to do so by our Compensation Committee. Other than the work described above, there are no other material relationships between Pearl Meyer and us, our executive officers or members of our Board.

Our Compensation Committee has analyzed the work performed by Pearl Meyer as a compensation consultant has raised any conflicts of interest, taking into consideration the factors as set forth in the listing standards of the NYSE. Based upon its analysis, our Compensation Committee has determined that the work performed by Pearl Meyer has not created any conflicts of interest.

The Role of Competitive Positioning. To evaluate the competitiveness of our executive compensation program, our Compensation Committee generally compares each compensation element, as well as the total direct compensation of our executive officers, including our NEOs, against the compensation practices of a group of peer companies. In selecting the peer group companies, our Compensation Committee focuses on companies that operate in the education services industry, or other education-related or counter-cyclical industries, headquartered in the United States and traded on a major U.S. stock exchange and that have revenue, market capitalization, assets and headcount within a reasonable range of UTI.

The fiscal 2023 compensation peer group consisted of the following companies:

Custom Peer Group
2U, Inc.	Laureate Education, Inc.
Adtalem Global Education, Inc.	Lincoln Educational Services Corp.
American Public Education, Inc.	Perdoceo Education Corp.
Coursera, Inc.	Strategic Education, Inc.
Franklin Covey Co.	Udemy, Inc.

In addition to compensation peer group data, we also review compensation plan designs of other education service companies and compile and analyze job-specific compensation survey data prepared from general industry organizations for companies with similar revenue levels. For fiscal 2023, the compensation surveys included Mercer, Pay Factors, Pearl Meyer and Willis Towers Watson survey databases. The data drawn from these surveys is combined with the data derived from the companies in the compensation peer group to create a set of composite comparison data (the “Competitive Market Data”). In the case of executive officers where compensation data is publicly available from SEC filings, the data derived from the companies in the compensation peer group is weighted equally with the compensation survey data in developing the Competitive Market Data for their positions.

Our Compensation Committee and the independent members of our Board use the Competitive Market Data as a guide when making decisions about target total direct compensation, as well as individual elements of compensation, for our executive officers, including our NEOs. Generally, using the data from the 50th percentile of target total direct compensation as a reference point, our Compensation Committee formulates recommendations for each individual element of compensation for each executive officer.

We compare the positioning of our employee benefits annually using national healthcare surveys. Retirement benefits are evaluated annually against general industry standards, using data from our plan administrators (Fidelity and Newport Group). Typically, we target the median of this data to maintain competitive levels with respect to each of our employee benefits programs.

2023 Executive Compensation Program Decisions in Detail

Base Salary

Each year, our Compensation Committee reviews the base salaries of our executive officers, including our NEOs, using the process described above. In making base salary adjustment recommendations, our Compensation Committee considers our current business environment, the Competitive Market Data and each executive officer’s past performance, anticipated future contributions, role, responsibilities, skills and experience. For fiscal 2023, Messrs. Grant, Anderson, Hitchcock, and Kevane received merit-based salary increases of 20.00%, 6.25%, 11.59% and 10.00% respectively, as set forth in the table below.

	Fiscal 2022 Base Salary	Fiscal 2023 Base Salary	Change %
Jerome A. Grant	$500,000	$600,000	20.00%
Troy R. Anderson	$400,000	$425,000	6.25%
Sherrell E. Smith	$408,000	$408,000	0.00%
Todd A. Hitchcock	$345,000	$385,000	11.59%
Christopher E. Kevane	$350,000	$385,000	10.00%

Our NEOs’ base salaries for fiscal 2023 are included in “Executive Compensation—Fiscal 2023 Summary Compensation Table” below.

2023 Annual Management Incentive Plan (“MIP”) Design

Our annual cash incentive compensation supports our Compensation Committee’s pay-for-performance philosophy and aligns individual payouts with the goals set forth in our annual operating plan. Under the MIP, executives are eligible for cash awards based on our attainment of performance goals established by our Compensation Committee and our Board as part of our annual operating and strategic planning process. For fiscal 2023, the MIP was designed to provide eligible participants, including our NEOs, target bonus payouts, contingent on expected individual performance, if we achieved targeted goals. The MIP provides that a maximum bonus opportunity of 150% of everyone’s target could be achieved for achieving superior results, with a minimum bonus opportunity of 25% at threshold and 0% for achievement below the threshold performance level.

Target Cash Incentive Award Opportunities under the MIP

When establishing the target annual cash incentive opportunities for our NEOs for fiscal 2023, our Compensation Committee considered (i) the desired target total cash compensation opportunity and target total direct compensation opportunity that it believed were reasonable and appropriate for each executive officer, (ii) each executive officer’s prior annual cash incentive awards, (iii) our current business environment, (iv) the Competitive Market Data, and (v) each executive officer’s past performance, anticipated future contributions, role, responsibilities, skills and experience. Our Compensation Committee recommended, and the independent members of our Board approved, the following target annual cash incentive award opportunities for our NEOs for fiscal 2023. The change in the CEO’s target annual incentive opportunity was based on the foregoing and increased his performance contingent pay while targeting pay at less than market median practices.

.

Name	2022 Target Bonus Opportunity (% of Salary)	2023 Target Bonus Opportunity (% of Salary)
Jerome A. Grant	85%	100%
Troy R. Anderson	65%	65%
Sherrell E. Smith	65%	65%
Todd A. Hitchcock	60%	60%
Christopher E. Kevane	60%	60%

Corporate Performance Measures

The target annual cash incentive awards of our NEOs were based on our financial performance as measured by our “Post-Bonus Adjusted EBITDA” achieved during fiscal 2023. We define “Post-Bonus Adjusted EBITDA” as our Adjusted EBITDA for the year ended September 30, 2023, less the bonus expense recorded in both Educational services and facilities and Selling, general and administrative during the year ended September 30, 2023. For 2023, we defined Adjusted EBITDA for purposes of calculating the annual cash incentive awards in a manner consistent with the definition we use when reporting our financial results. See Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on November 15, 2023. Post-Bonus Adjusted EBITDA may be further adjusted by our Compensation Committee, in its discretion, for final budget modifications, acquisitions and divestitures, unplanned restructuring costs, regulatory and accounting changes, and unusual or extraordinary events which result in a significant impact to the goals. Our Compensation Committee recommended, and the independent members of our Board selected, these performance measures for the annual cash incentive awards because it believed that they effectively captured our need to reward performance and contain costs during fiscal 2023. Post-Bonus Adjusted EBITDA goals were $57,716,000, $61,400,000 and $63,856,000 for threshold, target, and maximum potential award payouts, respectively.

Actual Annual Cash Incentive Awards

For the year ended September 30, 2023, while we failed to achieve the pro rata threshold level at the UTI division level, our Concorde division delivered strong financial results and, on an overall basis, we achieved actual Post-Bonus Adjusted EBITDA for fiscal 2023 of approximately $64.2 million. Accordingly, our Compensation Committee awarded bonuses equal to 144% of target to our NEOs and other senior executives within the Corporate division. With respect to other participants in the MIP, 72% of target was awarded to UTI Division participants after allocating divisional and corporate results and 144% of target was awarded to two senior leaders of the Concorde division. Note that the overall bonus achievement was reduced by approximately $0.4 million as a discretionary adjustment to support a composite score achievement of 1.6 or greater. The amounts of these bonuses earned by our NEOs are shown in the table below and reflected in “Executive Compensation—Fiscal 2023 Summary Compensation Table”.

Name	2023 Target Bonus Opportunity ($)	% of Target Achieved	2023 Target Bonus Achieved
Jerome A. Grant	$600,000	144%	$864,000
Troy R. Anderson	$276,250	144%	$397,800
Sherrell E. Smith	$265,200	144%	$381,888
Todd A. Hitchcock	$231,000	144%	$332,640
Christopher E. Kevane	$231,000	144%	$332,640

Long-Term Incentive Compensation

Our long-term incentive compensation is designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of our NEOs with those of our stockholders. Awards are expressed in dollars and anticipated to be granted annually. For fiscal 2023, the long-term incentive compensation awards included a mix of 50% time-based vesting RSUs units and 50% performance-based vesting PSUs.

The PSU awards are “at-risk” performance-based compensation that encourages and rewards long-term performance based on a three-year performance period, vesting in part based on revenue targets in the final year of the performance period weighted at 60% and in part based on operating income targets for the 2021 and 2022 awards and Adjusted EBITDA targets for the 2023 awards in the final year of the performance period weighted at 40%. We defined Adjusted EBITDA for purposes of calculating the annual cash incentive awards in a manner consistent with the definition we use when reporting our financial results. See Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on November 15, 2023. In addition, the number of units earned are subject to a modifier based on a compound annual total shareholder return (“TSR”) of our stock calculated based on the 30-day trading average closing stock price from the beginning of the performance period and the end of the performance period. The RSU awards are also “at-risk” due to the potential fluctuation in the value of the underlying shares of stock, and vest in three equal annual installments on each anniversary of the date of the grant, subject to continued service through those dates. In determining the size of these awards, our Compensation Committee considered our current business environment, and current fiscal concerns as well as the compensation philosophy toward alignment of our NEOs with our stockholders’ interests. Equity award levels are based on the grant date fair value of the shares of our common stock and vary among participants based on their positions within Corporate and our divisions.

Fiscal Year 2021 Equity Grant

In December 2020, our Compensation Committee recommended, the “FY 2021 Grants” which included both PSU and RSU awards.

The FY 2021 Grants included a mix of 50% PSUs and 50% RSUs. The fiscal 2021 RSUs vest in three equal annual installments on each anniversary of the date of the grant, subject to continued service through those dates. The fiscal 2021 PSU awards were based on a three-year financial performance period ending on September 30, 2023, wherein performance would be measured by revenue, which is weighted 60%, and operating income, which is weighted 40%, in the final year of the performance period. In addition, the number of units earned would be subject to a modifier based on a three-year compound annual TSR of our stock calculated based on the 30-day trading average closing stock price from the beginning of the TSR performance period (December 10, 2020) and the end of the TSR performance period (December 10, 2023). At the November 30, 2023 meeting, the Compensation Committee approved a $6.3 million upward adjustment to the revenue target and a $3.3 million upward adjustment to the operating income target due to unusual and non-recurring events within the year. The calculated performance reflects stock price appreciation and any dividends paid on common shares (excluding preferred dividends). The maximum number of shares underlying the PSUs that can be earned is 187.5% of the target award.

The pay and performance scale for the FY2021 Grants were adjusted upward due to the MIAT and Concorde acquisitions during fiscal 2022 and fiscal 2023, respectively. The adjusted pay and performance scale for the FY2021 Grants is as follows:

	Performance Scale—FY 2021 Grants
Measures	FY23 Revenue ($MM)		Payout (as a % of Target)	FY23 Operating Income		Payout (as a % of Target)
Below Threshold	≤	$ 567.1	0%	≤	$52.2	0%
Threshold		$567.1	25%		$52.2	25%
Target		$630.1	100%		$65.3	100%
Max		$693.1	150%		$78.3	150%

TSR Modifier Scale	Three-Year Compound Annual TSR	TSR Modifier	30-Day Trading Average Closing Stock Price(1)
Threshold	<5.0%	75%	<	$6.64
Target	10.0%	100%		$7.64
Max	20.0%	125%		$9.92

(1)	The 30-day trading average closing stock price at grant was $5.74.

On December 14, 2023, our Compensation Committee recommended and unanimously approved the performance unit results for fiscal year ending September 30, 2023 and granted a 60.4% payout of target shares.

Fiscal Year 2022 Equity Grant

In December 2021, our Compensation Committee recommended and unanimously approved the “FY 2022 Grants” which were substantially similar in structure to the FY 2021 awards. The approval included the “FY2020 Special Grants” as described below in the footnote of the FY 2022 Grant RSU award table.

The FY 2022 Grants included a mix of 47% performance units and 53% restricted stock units. These performance unit awards are tied to a three-year financial performance period ending on September 30, 2024, wherein performance is measured by revenue, which is weighted 60%, and operating income, which is weighted 40%, in the final year of the performance period. In addition, the number of units which may be earned is subject to a modifier based on a three-year compound annual TSR of our common stock calculated based on our 30-day trading average closing stock price from the beginning of the performance period (December 8, 2021) and the end of the performance period (December 8, 2024).

These performance unit awards are tied to a three-year financial performance period ending on September 30, 2024, wherein performance is measured by revenue, which is weighted 60%, and operating income, which is weighted 40%, in the final year of the performance period. In addition, the number of units earned are subject to a modifier based on a three-year compound annual TSR of our stock calculated based on the 30-day trading average closing stock price from the beginning of the performance period (December 8, 2021) and the end of the performance period (December 8, 2024). The calculated performance will reflect stock price appreciation and any dividends paid on common shares (excluding preferred dividends). The maximum number of performance units that can be earned is 187.5% of the target award.

The pay and performance scale for the FY2022 Grants were adjusted upward due to the MIAT and Concorde acquisitions during fiscal 2022 and fiscal 2023, respectively. The adjusted pay and performance scale for the FY2022 Grants is as follows:

	Performance Scale—FY 2022 Grants
Measures	FY24 Revenue ($MM)		Payout (as a % of Target)	FY24 Operating Income		Payout (as a % of Target)
Below Threshold	≤	$666.9	0%	≤	$69.5	0%
Threshold		$666.9	25%		$69.5	25%
Target		$741.1	100%		$86.9	100%
Max		$815.2	150%		$104.3	150%

TSR Modifier Scale	Three-Year Compound Annual TSR	TSR Modifier	30-Day Trading Average Closing Stock Price(1)
Threshold	<5.0%	75%	<	$8.87
Target	10.0%	100%		$10.20
Max	20.0%	125%		$13.24

(1)	The 30-day trading average closing stock price at grant was $7.66.

Fiscal Year 2023 Equity Grants

In December 2022, our Compensation Committee recommended and unanimously approved the “FY 2023 Grants”. When making these grants, the Compensation Committee elected to use revenue and Adjusted EBTIDA as the relevant financial metrics, with Adjusted EBITDA replacing the operating income metric that had been used in prior grants.

The FY 2023 Grants included a mix of 50% PSUs and 50% RSUs. Additionally, NEOs and other members of senior management who received a PSU grant in fiscal 2020 received a final replacement grant of RSUs in fiscal 2023 (the “2023 Special Grants”). The RSUs vest in three equal annual installments on each anniversary of the date of the grant, subject to continued service through those dates. The PSU awards are tied to a three-year financial performance period ending on September 30, 2025, wherein performance is measured by revenue, which is weighted 60%, and Adjusted EBITDA, which is weighted 40%, in the final year of the performance period. In addition, the number of units which may be earned is subject to a modifier based on a three-year compound annual TSR of our common stock calculated based on our 30-day trading average closing stock price from the beginning of the TSR performance period (December 8, 2022) and the end of the TSR performance period (December 8, 2025). The maximum number of performance units that can be earned is 187.5% of the target award.

The PSU awards for the FY 2023 Grants were as follows:

Name	Number of Shares of Common Stock Underlying Performance Unit Award	Target Award Value
Jerome A. Grant	104,457	$750,000
Troy R. Anderson	45,265	$325,000
Sherrell E. Smith	24,373	$175,000
Todd A. Hitchcock	20,891	$150,000
Christopher E. Kevane	20,891	$150,000

The RSU awards for the FY 2023 Grants and the 2023 Special Grants were as follows:

Name	Number of Shares of Common Stock Underlying Restricted Stock Unit Award	Target Award Value
Jerome A. Grant	139,253	$1,001,772
Troy R. Anderson	59,064	$424,079
Sherrell E. Smith	32,490	$233,281
Todd A. Hitchcock	26,087	$187,302
Christopher E. Kevane	25,381	$182,232

The pay and performance scale for the FY 2023 Grants is as follows:

	Performance Scale—FY 2023 Grants
Measures	FY24 Revenue ($MM)		Payout (as a % of Target)	FY25 Adjusted EBITDA		Payout (as a % of Target)
Below Threshold	≤	$675.0	0%	≤	$80.0	0%
Threshold		$675.0	25%		$80.0	25%
Target		$750.0	100%		$100.0	100%
Max		$825.0	150%		$120.0	150%

TSR Modifier Scale	Three-Year Compound Annual TSR	TSR Modifier	30-Day Trading Average Closing Stock Price(1)
Threshold	<5.0%	75%	<	$7.64
Target	10.0%	100%		$8.39
Max	20.0%	125%		$9.98

(1)	The 30-day trading average closing stock price at grant was $7.18.

All PSUs and RSUs are subject to transfer restrictions and our NEOs will not have voting, dividend, or other stockholder rights until the shares of our common stock subject to the awards are issued upon vesting, which occurs on the third anniversary of the grant date. Vesting of the PSUs and RSUs is subject to continued employment with or service to UTI or a subsidiary through the applicable vesting date, except that the awards vest upon death, disability and termination of employment or service without cause or for good reason within one year after a change in control of UTI (as defined in the 2021 Plan and the applicable award agreements).

Other Compensation Practices, Policies and Guidelines

Stock Ownership Guidelines

To further align the interests of our executive officers with the interests of our stockholders, our Board has implemented stock ownership guidelines applicable to our executive officers. Each executive officer is expected to hold shares of our common stock with an aggregate value greater than or equal to a multiple of his or her base salary as set forth below:

Position	Ownership Requirement
President and CEO	4x base salary
Chief Financial Officer	3x base salary
Executive and Senior Vice Presidents	2x base salary

Under these guidelines, shares of our common stock held directly or indirectly, as well as shares of our common stock subject to outstanding restricted stock awards and restricted stock unit awards, count toward satisfaction of the stock ownership requirements. Performance units count toward satisfaction of the stock ownership requirements only after they are fully vested. Executive officers may not sell or transfer any of their shares of common stock until their ownership requirement is met, other than to meet tax obligations. Once an executive officer’s ownership requirement is met, he or she may sell or transfer shares of common stock in excess of the ownership requirement.

Incentive Compensation Recovery (Clawback) Policy

We have adopted a new clawback policy in compliance with the New York Stock Exchange’s listing rules under which we can recover incentive compensation paid to covered individuals in cases where we have to prepare an accounting restatement which resulted in the payment of incentive compensation greater than what should have been paid based on the restated financial results or corrected metric.

Securities Trading Policy

We maintain a Securities Trading Policy, including transaction pre-approval requirements, applicable to our officers and directors required to report changes in beneficial ownership of the Company’s common stock under Section 16 of the Exchange Act. Certain other employees who have significant management or financial reporting responsibilities and may have access to material non-public information concerning the Company are also subject to pre-approval requirements before trading.

Our Securities Trading Policy requires pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act (“10b5-1 Trading Plan”). To avoid the potential for abuse, our policy with respect to such trading plans is that, once adopted, trading plans may not be changed or canceled without our General Counsel’s approval. Any approved change or cancellation of a trading plan adopted by an officer, director or employee covered by our Securities Trading Policy may result in our refusal to approve future trading plan requests for that person

Our Securities Trading Policy further provides that no employee, officer or director may engage in hedging or monetization transactions with respect to our securities. Prohibited transactions include, without limitation, short sales and transactions involving derivative securities (buying or selling put options, call options, futures contracts or other derivative securities).

401(k) Plan

We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Code, which is generally available to all employees, including NEOs, to assist them in saving for retirement. Under this plan, a participant may contribute a maximum of 75% of his or her pre-tax base salary (up to the statutorily prescribed annual limit). Our Board may approve discretionary matching and/or profit-sharing contributions into the plan for eligible employees. During fiscal 2023, we matched 25 cents on each dollar deferred up to the first 6% of eligible compensation contributed to the plan after the first year of employment. A three-year vesting schedule applies to all of our matching contributions. A participant is considered fully vested in our matching contributions after he or she has completed three years of service. We also implemented automatic enrollment of 5% as of date of hire.

Perquisites and Other Personal Benefits

We provide limited perquisites, including Company-paid premiums for medical insurance, dental insurance, life and disability insurance, a supplemental executive disability benefit, accidental death and dismemberment coverage, executive physicals and additional term-life insurance to certain of our executive officers, including our NEOs. Given the rigorous demands placed on our NEOs, we have a vested interest in their proactive focus on their health and security. Based on its review of the Competitive Market Data, our Compensation Committee believes that perquisite levels provided to our executive officers are less than those provided by comparable companies.

Severance and Change in Control Benefits

Each of our NEOs is eligible to receive certain payments and benefits in connection with his or her termination of employment under various circumstances, including following a change in control of UTI, under his or her employment agreement or other applicable agreements, such as our Severance Plan, and under the terms that apply to outstanding restricted stock and restricted stock unit awards. We believe that these payments and benefits were necessary to attract and retain our NEOs and that the change in control payments and benefits are in the best interests of us and our stockholders because they help assure us that we will have the continued dedication and objectivity of our executive officers, notwithstanding the possibility or occurrence of a change in control of UTI. Specifically, these arrangements are intended to mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of UTI, particularly when their services may not be required by the acquiring entity. In such a situation, we believe that these arrangements are necessary to encourage retention of our NEOs through the consummation of the transaction and to ensure a smooth management transition. For further details, see “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Equity Award Policy

Pursuant to our equity award grant policy, we grant equity awards upon the recommendation of our Compensation Committee and with the approval from the independent members of our Board. Awards to newly- hired or promoted executive officers who are eligible to receive stock awards are proposed for approval at our Board’s next regularly scheduled meeting following the executive officer’s hire or promotion. For fiscal 2023, annual equity awards were granted to our executive officers in December 2022.

Compensation-Related Risk

Our Compensation Committee believes that our compensation policies and practices as generally applicable to our employees do not encourage excessive and unnecessary risk-taking and that the level of risk that the policies and practices do encourage is not reasonably likely to have a material adverse effect on our business.

Tax and Accounting Considerations

Deduction Limit

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct for tax purposes compensation in excess of $1 million paid to certain executive officers. We expect that compensation paid to our NEOs in excess of $1 million, including compensation paid to any executive who has been an NEO since 2017, generally will not be deductible. When designing our compensation structure, the Compensation Committee believes that it needs to consider all relevant factors that attract, retain, and reward executives responsible for our success.

“Golden Parachute” Compensation

Sections 280G and 4999 of the Code provide that our executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits that exceed certain prescribed limits in connection with a change in control of UTI, and that we, or a successor, may forfeit an income tax deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Code during fiscal 2023, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement in connection with the payments or benefits in connection with a change in control of UTI.

Amounts payable to our NEOs as a result of a termination of employment in connection with a change in control of UTI may be reduced pursuant to provisions of the applicable agreements if they would be subject to taxes as a result of Sections 280G or 4999 of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and other stock-based awards, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock- based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Historically, when granting equity awards to our NEOs, our Compensation Committee generally considered the potential expense of those awards under generally accepted accounting principles and their impact on our earnings per share. Our Compensation Committee concluded that the award levels were in the best interests of our stockholders given competitive compensation practices among the companies in our compensation peer group, the awards’ potential compensation expense, our performance and the impact of the awards on employee motivation and retention.

Compensation Committee Interlocks and Insider Participation

Ms. Srere and Messrs. Blaszkiewicz, Lennox and Slubowski served as members of our Compensation Committee during fiscal 2023. None of these directors were an executive officer or otherwise an employee of ours before or during such service.

COMPENSATION COMMITTEE REPORT

This report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by us under either the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included elsewhere in this Proxy Statement. Based on this review and the discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023 and this Proxy Statement.

The Compensation Committee:

David A. Blaszkiewicz (Chair)

LTG. (R) William J. Lennox, Jr.

Michael Slubowski

Linda J. Srere

EXECUTIVE COMPENSATION

Fiscal 2023 Summary Compensation Table

The following table summarizes the compensation during the last three fiscal years (as applicable) to our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jerome A. Grant	2023	580,769	1,500,000	864,000	26,621	2,971,390
Chief Executive Officer	2022	519,231	955,000	388,980	23,072	1,886,283
	2021	500,000	1,191,989	510,000	13,725	2,215,714
Troy R. Anderson	2023	418,269	650,000	397,800	22,917	1,488,986
Executive Vice President and Chief Financial Officer	2022	410,673	500,000	238,005	22,225	1,170,903
	2021	365,000	372,692	284,700	17,341	1,039,733
Sherrell E. Smith	2023	408,000	350,000	334,152	18,495	1,110,647
Executive Vice President and Chief Academic Officer	2022	423,692	262,500	242,763	17,693	946,648
	2021	408,000	287,382	318,240	11,960	1,025,582
Christopher E. Kevane(4)	2023	375,577	300,000	332,640	28,222	1,036,439
Senior Vice President and Chief Legal Officer, General Counsel	2022	360,096	262,500	192,255	24,505	839,356
	2021	—	—	—	—	—
Todd A. Hitchcock(5)	2023	374,231	300,000	332,640	21,734	1,028,605
Senior Vice President and Chief Strategy and Transformation Officer	2022	355,577	168,000	189.510	24,505	737,592
	2021	325,000	183,719	234,000	32,721	775,440

(1)

The amounts reported in this “Stock Awards” column represent the aggregate grant date fair value of awards of RSUs and PSUs granted in fiscal 2023, computed in accordance with ASC Topic 718 and does not reflect whether the recipient has actually realized a financial benefit from the award. The grant date fair value of awards of PSUs is based on the probable outcome of the performance conditions to which the PSUs are subject and the shares the recipient would receive under such outcome. The assumptions used in the calculations for these amounts are included in Note 19 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. Awards reported in 2023 represent a full annual grant for the performance-based long-term incentive plan, comprised of time-based RSUs and performance-based PSUs.

(2)	The amounts reported in the this “Non-Equity Incentive Plan Compensation” column represent annual cash incentive bonuses earned under our FY 2023 Management Incentive Plan.
(3)	The following table sets forth the amounts of other compensation, including perquisites and other personal benefits, paid to, or on behalf of, our NEOs included in the “All Other Compensation” column.
(4)	Mr. Kevane first became an NEO in fiscal 2022.
(5)	Mr. Hitchcock was an NEO in fiscal 2021, was not in fiscal 2022 and became an NEO again in fiscal 2023.

Fiscal 2023 Grants of Plan-Based Awards Table

The following table sets forth information regarding the grant of plan-based awards to our NEOs in fiscal 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Jerome A. Grant
Cash Incentive		150,000	600,000	900,000	—	—	—	—	—
Restricted Stock Award	12/8/2022	—	—	—	—	—	—	139,523	1,001,772
Performance Unit Award	12/8/2022	—	—	—	26,114	104,457	195,857	—	750,000
Troy R. Anderson
Cash Incentive		69,062	276,250	414,375	—	—	—	—	—
Restricted Stock Award	12/8/2022	—	—	—	—	—	—	59,064	424,079
Performance Unit Award	12/8/2022	—	—	—	11,316	45,265	84,872	—	325,000
Sherrell E. Smith
Cash Incentive		66,300	265,200	397,800	—	—	—	—	—
Restricted Stock Award	12/8/2022	—	—	—	—	—	—	32,490	233,281
Performance Unit Award	12/8/2022	—	—	—	6,093	24,373	45,700	—	175,000
Todd A. Hitchcock
Cash Incentive		57,750	231,000	346,500	—	—	—	—	—
Restricted Stock Award	12/8/2022	—	—	—	—	—	—	26,087	187,302
Performance Unit Award	12/8/2022	—	—	—	5,222	20,891	39,171	—	150,000
Christopher E. Kevane
Cash Incentive		57,750	231,000	346,500	—	—	—	—	—
Restricted Stock Award	12/8/2022	—	—	—	—	—	—	25,381	182,232
Performance Unit Award	12/8/2022	—	—	—	5,222	20,891	39,171	—	150,000

(1)

The amounts reported in these columns represent the dollar value of the range of possible annual cash incentive amounts that could have been paid to our NEOs for fiscal 2023 under the FY 2023 Management Incentive Plan based upon satisfaction of the performance targets set by our Compensation Committee. The cash incentive awards under our FY 2023 Management Incentive Plan are described in more detail in the section titled “Compensation Discussion and Analysis” under the heading “2023 Executive Compensation Program Decisions in Detail.” The actual cash awards paid in December 2023 for performance in fiscal 2023 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)

The amounts reported in these columns represent potential share payouts with respect to PSUs granted in fiscal 2023 upon satisfaction of the performance criteria set forth by our Board. The performance criteria for the PSU awards are described above in the section titled “Compensation Discussion and Analysis” under the heading “2023 Executive Compensation Program Decisions in Detail.” The performance period for the three-year compound annual TSR measure is from December 8, 2022 through December 8, 2025 and the performance period for the revenue and Adjusted EBITDA goals is the fiscal year ending September 30, 2025.

(3)	The amounts reported in this column represent the potential share payout of the time-based RSU awards granted to our NEOs in fiscal 2023.
(4)	The amounts reported in this column reflect the aggregate grant date fair value of both the time-based RSUs and performance-based PSUs calculated in accordance with ASC Topic 718.

Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding outstanding equity awards held by each of our NEOs as of September 30, 2023 that have not vested. The values reported in the table have not been, and may never be, realized. RSU and PSU awards are subject to forfeiture restrictions. PSU awards are made subject to the achievement of specified performance goals and TSR targets. For further details on our new performance-based long-term incentive plan, see “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation” found elsewhere in this Proxy Statement. The value realized, if any, will depend on the market price of our common stock on the date an NEO eventually earns such shares and any applicable restrictions have lapsed.

		Stock Awards
Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights Held That Have Not Vested ($)(1)
Jerome A. Grant	Dec 10, 2020	31,940	(2)	$267,657
	Dec 10, 2020				95,819	(3)	$802,963
	Dec 8, 2021	53,247	(2)	$446,210
	Dec 8, 2021				79,870	(4)	$669,311
	Dec 8, 2022	139,523	(2)	$1,169,203
	Dec 8, 2022				104,457	(5)	$875,350
Troy R. Anderson	Dec 10, 2020	10,258	2)	$85,962
	Dec 10, 2020				29,182	(3)	$244,545
	Dec 8, 2021	26,358	(2)	$220,880
	Dec 8, 2021				39,537	(4)	$331,320
	Dec 8, 2022	59,064	(2)	$494,956
	Dec 8, 2022				45,265	(5)	$379,321
Sherrell E. Smith	Dec 10, 2020	7,852	2)	$65,800
	Dec 10, 2020				22,667	(3)	$189,949
	Dec 8, 2021	14,662	(2)	$122,868
	Dec 8, 2021				21,992	(4)	$184,293
	Dec 8, 2022	32,490	(2)	$272,266
	Dec 8, 2022				24,373	(5)	$204,246
Christopher E. Kevane	Dec 10, 2020	7,260	(2)	$60,839
	Dec 10, 2020				21,778	(3)	$182,500
	Dec 8, 2021	12,920	(2)	$108,270
	Dec 8, 2021				19,379	(4)	$162,396
	Dec 8, 2022	25,381	(2)	$212,693
	Dec 8, 2022				20,891	(5)	$175,067
Todd A. Hitchcock	Dec 10, 2020	5,213	(2)	$43,685
	Dec 10, 2020				13,938	(3)	$116,800
	Dec 8, 2021	13,155	(2)	$110,239
	Dec 8, 2021				19,732	(4)	$165,354
	Dec 8, 2022	26,087	(2)	$218,609
	Dec 8, 2022				20,891	(5)	$175,067

(1)	Market value was calculated using the closing price of our common stock as reported on the NYSE on September 29, 2023, which was $8.38.
(2)	The time-based RSUs reported in this column vest in three equal annual installments on the anniversary of the award date.
(3)

The amounts reported in this row represent potential share payouts with respect to PSUs granted upon satisfaction of the performance criteria set forth by our Board. The performance criteria for the PSU awards are described above in the section titled “Compensation Discussion and Analysis” under the heading “2023 Executive Compensation Program Decisions in Detail.” The performance period for the three-year compound annual TSR measure is from December 10, 2020 through December 10, 2023 and the performance period for the revenue and operating income goals is the fiscal year ending September 30, 2023.

(4)

The amounts reported in this row represent potential share payouts with respect to PSUs granted upon satisfaction of the performance criteria set forth by our Board. The performance criteria for the PSU awards are described above in the section titled “Compensation Discussion and Analysis” under the heading “2023 Executive Compensation Program Decisions in Detail.” The performance period for the three-year compound annual TSR measure is from December 8, 2021 through December 8, 2024 and the performance period for the revenue and operating income goals is the fiscal year ending September 30, 2024.

(5)

The amounts reported in this row represent potential share payouts with respect to PSUs granted upon satisfaction of the performance criteria set forth by our Board. The performance criteria for the PSU awards are described above in the section titled “Compensation Discussion and Analysis” under the heading “2023 Executive Compensation Program Decisions in Detail.” The performance period for the three-year compound annual TSR measure is from December 8, 2022 through December 8, 2025 and the performance period for the revenue and Adjusted EBITDA goals is the fiscal year ending September 30, 2025.

Fiscal 2023 Option Exercises and Stock Vested Table

The following table sets forth certain information regarding the RSU and PSU awards held by our NEOs that vested during fiscal 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($) (1)
Jerome A. Grant	82,133	$577,945
Troy R. Anderson	33,658	$236,684
Sherrell E. Smith	21,195	$149,192
Christopher E. Kevane	17,044	$122,823
Todd A. Hitchcock	15,638	$110,381

(1)

Represents the market value of the shares of our common stock on the vesting date, calculated by multiplying the closing price of our common stock on the NYSE on the applicable vesting date by the number of shares that vested at the close of business for each vesting date.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our NEOs during fiscal 2023.

Fiscal 2023 Nonqualified Deferred Compensation Table

The following table sets for the vested account balances of our NEOs under our Nonqualified Deferred Compensation Plan for the fiscal year ended September 30, 2023.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Jerome A. Grant	—	—	—	—	—
Troy R. Anderson	—	—	—	—	—
Sherrell E. Smith	—	—	$54,644	—	$397,472
Todd A. Hitchcock	—	—	—	—	—
Christopher E. Kevane	—	—	—	—	—

(1)	Effective October, 1, 2021, participant contributions were suspended and there were no participant contributions made during fiscal 2023.
(2)	Effective January, 2021, Company-matching contributions were suspended and there were no Company contributions made during fiscal 2021.
(3)	Reflects the fully vested and earned compensation as of September 30, 2023.

We previously operated a Non-Qualified Deferred Compensation Plan that allowed for deferral up to 75% base salary and up to 90% of annual bonus, as well as participant deferrals to offset any excess deferrals which were returned to the participant due to required discrimination testing under the Section 401(k) plan. Participants could elect to invest among a number of mutual fund options and participant account balances which were credited on a pre-tax basis with earnings, or losses, equivalent to the actual market performance of these investments.

Pursuant to our Non-Qualified Deferred Compensation Plan, a participant employed for at least one year was eligible for an incentive matching contribution equal to 50% of his or her plan contributions, up to the maximum “matchable” compensation equivalent to 5% of base salary. These Company-matching contributions were subject to a five-year vesting schedule. Beginning in January 2013, we suspended the Company-matching contribution under our Non-Qualified Deferred Compensation Plan. Effective as of October 1, 2021, we suspended future contributions by our employees and directors into our Non-Qualified Deferred Compensation Plan as a result of low participation. Executives may maintain current balances within the plan.

Participants can elect to receive payments at separation from service and/or in the form of an in-service withdrawal. Generally, accounts are valued on the last business day of the month following separation from service, death or disability, with payments made in the following month. Separation from service accounts can be paid in (i) a lump sum, (ii) annual installments over a period of up to 10 years, or (iii) a partial lump sum with the balance paid in annual installments, according to a participant’s election.

In-service account elections must be made for a specific date, at least three years in the future, and can be paid in a lump sum or in annual installments over a period of up to five years, according to the participant’s election.

If a participant dies, becomes disabled while employed by us, or separates from service within 24 months following a change in control of us, all of his or her accounts will be paid in a single lump sum.

Participants may also receive distributions in the event of an unforeseeable financial emergency resulting from (i) an illness or accident involving the participant, participant’s spouse or dependents, or a beneficiary, (ii) a loss of property due to casualty, or (iii) other extraordinary and unforeseeable events that are beyond the participant’s control. Participants may request an emergency distribution from the plan up to the amount necessary to satisfy the emergency. All requests for such distributions require our approval.

Employment Agreement

Mr. Grant

Effective November 1, 2019, we entered into an Employment Agreement with Mr. Grant, which provides for the terms and conditions of his employment as our CEO. The agreement provides for an initial annual base salary of $500,000. The agreement also provides that Mr. Grant is eligible to participate in our Management Incentive Plan for each fiscal year such plan is in effect, with an initial target bonus of 85% of his annual base salary, which is dependent on our financial performance, Board approval, and other defined criteria as applicable and as determined by our Board. Mr. Grant will also be eligible to continue to participate in our annual long-term incentive program as well as our group insurance benefits, 401(k) program, Deferred Compensation Plan, long- term disability plan and life insurance coverage. Pursuant to the agreement, Mr. Grant continues to participate in our Severance Plan, the period of his permitted severance was increased to 52 weeks and the balance of the benefits under the plan was conformed to those granted at the Executive Vice President / Senior Vice President level, and further, although the Severance Plan may be amended or terminated at any time by our Board, the benefits due to Mr. Grant at any time may not be less than those designated in our Severance Plan in effect at the time of his promotion to CEO.

Potential Payments upon Termination or Change in Control

Each of our NEOs is eligible to receive certain payments and benefits in connection with his or her termination of employment under various circumstances, including following a change in control of UTI, under his or her employment agreement or other applicable agreements, and under the terms that apply to our outstanding restricted stock and restricted stock unit awards.

The estimated potential payments and benefits payable to each NEO in the event of termination of employment as of September 30, 2023 pursuant to his or her particular post-employment compensation arrangement are described below.

The actual amounts that would be paid or distributed to our NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary, then-current incentive opportunities and applicable arrangements, then-current levels of health and other welfare benefits coverage and the market price of our common stock. Although we have entered into written arrangements to provide payments and benefits to our NEOs in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with our NEOs on severance terms that vary from those provided in these pre-existing arrangements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously vested options to purchase shares of our common stock that he or she holds. For more information about our NEOs’ outstanding equity awards as of September 30, 2023, see “Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End”.

Along with the payments and benefits described in an NEO’s individual post-employment compensation agreement and equity award agreements, he or she is also eligible to receive any benefits accrued under our broad-based benefit plans, in accordance with the terms of those plans and policies.

Mr. Anderson

We entered into change in control agreement with Mr. Anderson. This agreement provides that if his employment is terminated by us without “cause” or by him for “good reason” (as these terms are defined in the agreement) within one year following a change in control of UTI, subject to executing a waiver and release of claims in favor of UTI, he will receive:

•	His base salary for a specified period following the date of termination of employment;

•	A prorated portion of his annual cash incentive award (calculated by multiplying his target bonus percentage by his fiscal year base salary earned through the date of termination of employment); and

•	Twelve months of paid health benefits continuation and outplacement services.

We entered into this agreement with Mr. Anderson to retain his services in a competitive marketplace that commonly offers such protections.

Other Executive Officers

As of September 30, 2023, our Severance Plan provided for severance pay and outplacement to eligible Executive and Senior Vice Presidents. In the event an eligible Executive or Senior Vice President is terminated by us without “cause” (as defined in the Severance Plan), such Executive or Senior Vice President would be entitled to receive a cash severance payment equal to his or her annual base salary at the highest rate in effect during the 12 months immediately preceding the termination of employment, subject to the requirement to execute and not revoke a release of claims. In addition, such eligible Executive or Senior Vice President would receive the following:

•

An additional cash severance payment equal to (i) the sum of 12 times the monthly employer-paid portion of their medical and dental premiums in effect at termination, plus (ii) 40% of the sum in subsection (i);

•	Payment of a pro-rated bonus for the fiscal year in which the termination of employment occurs, but only if such bonus is approved by our Board;

•

Payment of any bonus to which the eligible Executive or Senior Vice President may be entitled for the fiscal year immediately preceding the termination date if the termination of employment occurs between the end of the fiscal year and the applicable bonus payout; and

•	Twelve months of outplacement services.

The following tables show the estimated payments and benefits payable to each NEO under various scenarios related to a termination of employment, including in connection with a change in control. The table assumes that each termination of employment occurred on September 30, 2023 and includes the estimated payments and benefits payable pursuant to our Severance Plan as in effect as of September 30, 2023. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and may vary from those set forth below. The estimated payments and benefits set forth below are in addition to any retirement, welfare and other benefits that are available to our employees generally.

	Termination without Cause or for Good Reason	Termination Following Change in Control	Termination due to Disability	Death
Jerome A. Grant
Severance Payments(1)	$600,000	$600,000	$—	$—
Annual Incentive Plan(2)	600,000	600,000	600,000	600,000
Benefits(3)	35,264	35,264	35,264	800,000
Stock Awards(4)	—	1,887,564	1,887,764	1,887,764

Total	$1,235,264	$3,122,828	$2,523,028	$3,287,764

Troy R. Anderson
Severance Payments(1)	$425,000	$425,000	$—	$—
Annual Incentive Plan(2)	276,250	276,250	276,250	276,250
Benefits(3)	23,264	23,264	23,264	800,000
Stock Awards(4)	—	803,712	803,712	803,712
Total	$724,514	$1,528,226	$1,103,226	$1,879,962

	Termination without Cause or for Good Reason	Termination Following Change in Control	Termination due to Disability	Death
Sherrell E. Smith
Severance Payments(1)	$408,000	$408,000	$—	$—
Annual Incentive Plan(2)	265,200	265,200	265,200	265,200
Benefits(3)	16,914	16,914	16,914	800,000
Stock Awards(4)	—	462,034	462,034	462,034

Total	$690,114	$1,152,148	$744,148	$1,527,234

Christopher E. Kevane
Severance Payments(1)	$385,000	$385,000	$—	$—
Annual Incentive Plan(2)	231,000	231,000	231,000	231,000
Benefits(3)	35,264	35,264	35,264	800,000
Stock Awards(4)	—	382,712	382,712	382,712

Total	$651,264	$1,033,976	$648,976	$1,413,712

Todd A. Hitchcock
Severance Payments(1)	$385,000	$385,000	$—	$—
Annual Incentive Plan(2)	231,000	231,000	231,000	231,000
Benefits(3)	22,527	22,527	22,527	800,000
Stock Awards(4)	—	373,422	373,422	373,422

Total	$638,527	$1,011,949	$626,949	$1,404,422

(1)	Represents 12 months of base salary for Messrs. Grant, Anderson, Smith, Hitchcock, and Kevane.
(2)

Represents actual bonus earned pro-rated through termination date for all NEOs for all applicable columns except for termination of employment following a change in control of UTI. For terminations of employment following a change in control of UTI, represents target bonus through termination date.

(3)

Represents the value of 12 months of payment of the employer-paid portion of medical and dental benefits for a change in control and represents 140% of the same value for termination of employment without cause. Includes reasonable outplacement benefits, and in the event of death, life insurance benefits of $800,000. If separation is the result of disability, the NEO would also be eligible for disability insurance benefits under our employee benefit plan.

(4)

Represents all unvested restricted stock unit awards which become fully vested and exercisable upon a certain termination of employment in connection with a change in control or due to the NEO’s death or disability. Performance units become fully vested on the date of a termination without cause following a change in control. Possible payouts pursuant to the performance units would be pro-rated based on the date of death or disability upon satisfaction of the performance criteria set forth by our Board. Amounts reported represent the aggregate fair market value of restricted stock units that have not vested and grant date fair value of performance unit awards.

The total amounts for all NEOs may be reduced to the extent necessary to ensure that the amount payable is not subject to excise tax under Section 4999 of the Code.

CEO Pay Ratio

For the fiscal year ended September 30, 2023, the median of the annual total compensation of all our employees (other than our CEO) was $86,718, and the annual total compensation of Mr. Grant, our CEO at the end of fiscal 2023 was $2,971.390. Based on this information, for fiscal 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was estimated to be 34:1.

We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

To identify the “median employee,” we considered the fiscal year earnings from October 1 through September 30th for our compensation measure. No cost-of-living adjustments were applied, and no jurisdictions were excluded. Once we identified the median employee, we totaled all of the elements of the employee’s compensation for fiscal 2023 in accordance with the requirements of the applicable rules of the SEC, and consistent with the calculation of total compensation of our CEO in the Fiscal 2023 Summary Compensation Table.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“
CAP
”) and certain Company performance for the fiscal years listed below. You should refer to our Compensation Discussion and Analysis for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for Non-CEO NEOs (2)	Average Compensation Actually Paid to Non-CEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) (4)	Adjusted EBITDA (5) (in millions)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)
2023	$2,971,390	$3,924,838	$1,166,169	$1,577,113	165	115	$12.3	$64.2
2022	$1,886,283	$1,961,507	$923,812	$947,008	107	90	$25.8	$60.2
2021	$2,215,714	$2,173,748	$871,976	$858,443	133	102	$14.6	$34.2

(1)
Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid, calculated in accordance with Item 402(v) of Regulation
S-,
include:

	2023		2022		2021
	CEO	Non-CEO NEOs (Average)	CEO	Non-CEO NEOs (Average)	CEO	Non-CEO NEOs (Average)
Summary Compensation Table Total	$2,971,390	$1,166,169	$1,886,283	$923,812	$2,215,714	$871,976
(Minus): Grant date values reported in the Summary Compensation Table	$(1,500,000)	$(400,000)	$(955,000)	$(298,250)	$(1,191,989)	$(254,296)
Plus: Year-end fair value of unvested awards granted during the year	$2,045,524	$699,145	$1,208,083	$362,738	$1,295,473	$276,531
Plus (Minus): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	$230,191	$64,260	$(241,915)	$(56,408)	$(263,982)	$(58,941)
Plus (Minus): Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years that vested during the year	$177,732	$47,538	$64,056	$15,117	$118,532	$23,173
Total Adjustments for Equity Awards	$953,448	$410,943	$75,224	$23,197	$(41,966)	$(13,532)
Compensation Actually Paid (as calculated)	$3,924,838	$1,577,113	$1,961,507	$947,008	$2,173,748	$858,443

(2)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2023: Troy R. Anderson, Sherrell E. Smith, Christopher E. Kevane, and Todd A. Hitchcock
2022: Troy R. Anderson, Sherrell E. Smith, Christopher E. Kevane, and Bartley H. Fesperman
2021: Troy R. Anderson, Sherrell E. Smith, Lori B. Smith, and Todd A. Hitchcock
(3)
The peer group selected by the Company for purposes of the total shareholder return (“TSR”) benchmarking for the pay versus performance disclosures is the same peer group the Company uses for its performance graph in the Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K.
The peer group consists of Adtalem Global Education, Inc.; American Public Education, Inc.; Lincoln Education Services Corporation; Perdoceo Education Corporation; and Strategic Education, Inc.

(4)	The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements.
(5)
In the Company’s assessment, adjusted EBITDA is the financial performance measure that is the most important financial performance measure used by the Company in 2023 to link compensation actually paid to performance. Adjusted EBITDA is calculated in a manner consistent with the definition we use when reporting our financial results. See Exhibit 99.1 to our Current Report on Form
8-K,
filed with the SEC on November 15, 2023.

Tabular List of Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2023 to our performance were:

•	Adjusted EBITDA

•	Stock Price, and

•	Revenue

Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	the Company’s cumulative Total Stockholder Return (“TSR”) and the Peer Group’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company Selected Measure, which is Adjusted EBITDA
CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP and Company Net Income

CAP and Adjusted EBITDA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of January 9, 2024, the record date for the Annual Meeting, with respect to the beneficial ownership of shares of common stock by:

•	each person known to us to be the beneficial owner of 5% or more of the outstanding shares of our common;

•	each of our directors, director nominees and NEOs; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of January 9, 2024 and RSUs that are currently vested or will be vested within 60 days of January 9, 2024. Shares issuable pursuant to options, warrants and RSUs are deemed outstanding for computing the percentage of the person holding such options, warrants or RSUs but are not deemed outstanding for computing the percentage of any other person. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise noted, the address of each person named in the table is 4225 E. Windrose Drive, Suite 200, Phoenix, Arizona 85032.

	Shares Beneficially Owned
	Common Stock
Directors and NEOs:	Shares		% (1)
Jerome A. Grant	204,443	*
Troy R. Anderson	87,442	*
Sherrell E. Smith(2)	264,612	*
Christopher E. Kevane	47,409	*
Todd A. Hitchcock	43,541	*
David A. Blaszkiewicz	112,934	*
George W. Brochick	36,128	*
Robert T. DeVincenzi(3)	265,663	*
LTG (R) William J. Lennox, Jr.	112,301	*
Shannon Okinaka	15,141	*
Loretta L. Sanchez	21,930	*
Christopher S. Shackelton(4)	13,290,642		24. 7%
Michael Slubowski	6,008	*
Linda J. Srere(5)	157,897	*
Kenneth R. Trammell(6)	151,416	*
All directors and executive officers as a group (18 persons)(7)	14,826,524		27. 6%
5% Holders : (8)
Adam Gray and Coliseum Entities(4)	13,290,642		24. 7%
105 Rowayton Avenue Rowayton, Connecticut 06853
The Washington University(9)	2,866,276		5. 3%
Campus Box 1058, One Brookings Drive St. Louis, Missouri 63130

*	Less than 1%.
(1)
As of the close of business on January 9, 2024, there were
53,732,017
 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon. This column is intended to show total voting power as of January 9, 2024. This column is not intended to show beneficial ownership as determined in accordance with the rules of the SEC and therefore does not include shares underlying options, warrants, or RSUs that are currently exercisable or exercisable within 60 days of January 9, 2024.

(2)	Mr. Smith has sole voting and investment power over 209,225 shares and shared voting and investment power over 55,387 shares.
(3)	Includes 150,000 shares of common stock underlying vested stock options.
(4)
Based on the information provided by CCM, CC, CCP, Adam Gray (“
Gray
”), and Christopher Shackelton (“
Shackelton
”). CCP is
an
investment
limited partnership of which CC is general partner and for which CCM serves as investment adviser. Shackelton and Gray are managers of and have an ownership interest in each of CCM and CC. Includes shares held by a separate account (the “
Separate Account
”) investment advisory client of CCM to the extent CCM has voting and dispositive power of such shares. Shackelton and Gray share voting and dispositive power of the shares of common stock held by CCP, CC, CCM and the Separate Account to the extent described above (collectively, the “
Coliseum Entities
”). The business address for each of CCM, CC, CCP, Shackelton and Gray is 105 Rowayton Avenue, Rowayton, CT 06853.

(5)	Includes 30,000 shares of common stock underlying vested stock options.
(6)	Includes 30,000 shares of common stock underlying vested stock options.
(7)	Includes 210,000 shares of common stock underlying vested stock options.
(8)
For 5% Holders, the Company is relying on the numbers of shares as reported in the applicable Schedule 13D or Schedule 13G and calculating the percentages in this table based on the number of shares outstanding as of January 9, 2024, the record date for the Annual Meeting. Accordingly, certain holders who previously filed a Schedule 13D or Schedule 13G have been excluded where their percentage ownership at the record date as so calculated falls below the 5% threshold.

(9)
Based upon information contained in a Schedule 13G filed on February 12, 2021, The Washington University (“
WU
”) has (i) sole voting power over 2,866,276 of the reported shares, (ii) shared voting power over zero of the reported shares, (iii) sole dispositive power over 2,866,276 of the reported shares, and (iv) shared dispositive power over zero of the reported shares. WU’s business address is Campus Box 1058, One Brookings Drive, St. Louis, Missouri 63130.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and greater than 10% stockholders to file reports of holdings and transactions in our shares with the SEC. For the fiscal year ended September 30, 2023, to our knowledge and based solely on a review of copies of reports furnished to us, or written representations, we believe that the applicable reporting requirements of Section 16(a) have been satisfied with the exception of a Form 4 filed on behalf of Tracy Lorenz on May 31, 2023 for a transaction that occurred on May 25, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Transactions with Related Persons

As a means to ensure compliance with Item 404(a) of Regulation S-K, our Board adopted a written Related Party Transaction Policy (the “Related Party Policy”) pursuant to which all “Interested Transactions” with a “Related Party” (each as defined below) are subject to review and approval by our Nominating and Corporate Governance Committee. Ongoing or long-term transactions with a Related Party in existence at the time the Related Party Policy was adopted, if any, will also be subject to ratification on at least an annual basis. For purposes of the Related Party Policy, an “Interested Transaction” is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships (including any indebtedness or guaranty of indebtedness) in an amount equal to or exceeding $120,000 in any fiscal year in which us, including any of our subsidiaries, was, is or will be a participant and in which any “Related Party” had, has or will have a direct or indirect material interest. Any indirect interest includes an interest held by or through any entity in which any “Related Party” is employed or is a partner or principal (or in a similar position) or in which such “Related Party” has a 10% or greater beneficial ownership interest. A “Related Party” includes executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities and any immediate family member of any of the foregoing persons.

In considering whether to approve an Interested Transaction, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate, which may include: (i) the Related Party’s relationship with us and interest in the proposed Interested Transaction; (ii) the material facts of the proposed Interested Transaction, including the proposed value of such transaction, or, in the case of indebtedness, the principal amount that would be involved; (iii) the benefits to us of the Interested Transaction; (iv) an assessment of whether the Interested Transaction is on terms that are comparable to the terms available with an unrelated party; (v) in the case of an existing transaction, the impracticability or cost of securing alternative arrangements and (vi) such other factors as our Nominating and Corporate Governance Committee deems relevant.

The Related Party Policy provides for standing pre-approval for certain categories of transactions with a Related Party without the need for specific approval by our Nominating and Corporate Governance Committee. These categories are: (i) certain transactions with other companies where the Related Party’s only relationship is as an employee (other than as an executive officer), director or beneficial owner of less than 10% of the company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other company’s gross annual revenues in its most recently completed fiscal year; (ii) charitable contributions, grants or endowments by us to charitable organizations, foundations or universities at which a Related Party’s only relationship is as an employee (other than as an officer) or a director or trustee, if the aggregate amount involved does not exceed the lesser of $500,000 or 2% of the charitable organization’s total annual receipts in its most recently completed fiscal year; and (iii) certain other transactions and arrangements which under certain SEC rules are excepted from disclosure as transactions with a Related Party.

Coliseum Registration Rights Agreements

In connection with the Coliseum Securities Purchase Agreement (as defined below), we also entered into a Registration Rights Agreement (“Coliseum Registration Rights Agreement”), which provides Coliseum certain demand and piggyback registration rights covering the shares of common stock issuable upon conversion of the Series A Preferred Stock. The Coliseum Registration Rights Agreement also provides that we will bear all costs and expenses associated with registering the shares of common stock issuable upon conversion of the Series A Preferred Stock, with the exception of underwriting discounts and commissions and brokerage fees. On October 18, 2019, following a request by Coliseum pursuant to the Coliseum Registration Rights Agreement, we filed a Registration Statement on Form S-3 (no. 333-234253) to register, among other securities, the shares of common stock that may be issuable upon the conversion of the Series A Preferred Stock purchased in the Coliseum Securities Purchase Agreement. We bore the out-of-pocket costs, expenses and fees incurred in connection with the registration, other than any related underwriting discounts or selling commissions and brokerage fees. The registration statement was declared effective by the SEC on October 30, 2019.

Transactions with Management and Others

Commercial Training Group (“CTG”) Programs

Since 2009, we have provided training programs as part of our CTG to subsidiaries of Penske Automotive Group, Inc. Penske Truck Leasing (“PTL”) is one of the companies for whom CTG provides technician training. As of September 30, 2023, PTL was owned 41.1% by Penske Corporation, 28.9% by the Penske Automotive Group and 30.0% by Mitsui & Co., Ltd. Mr. Brochick, a current Director of our Company, serves as the Executive Vice President, Strategic Development of the Penske Automotive Group, Inc. Additionally, Kimberly J. McWaters, a former director and our former President and Chief Executive Officer, serves as a director of Penske Automotive Group, Inc.

Our CTG program currently provides technician training and certification services for approximately 30 companies, resulting in approximately $14.3 million of revenue in fiscal 2023. We believe these agreements to be immaterial in value, mutually beneficial and on terms comparable to the terms available with unrelated third parties and our other customers.

Employment Relationships

Under our Code of Conduct, all Company employees are required to disclose any financial interest that they or their immediate family members have with any organization that does business with the Company. Additionally, under the Supplemental Code of Ethics for the Chief Executive Officer and Senior Financial Officers, covered individuals must avoid any activity or personal interest that creates or appears to create a conflict of interest with the Company, including situations in which a family member has an ownership interest in an entity that does business with, or otherwise participates in a business arrangement with, the Company, and must seek written approval of the Audit Committee before participating in any such conflict transaction. Lastly, as described above, any Interested Transactions subject to the Related Party Policy require the approval of the Nominating and Corporate Governance Committee.

Beginning in February 2020, the Company engaged Urban Hayseed, LLC, a communications firm whose owner and sole employee is Susan Grant, the wife of our Chief Executive Officer, Jerome Grant, to provide communications-related consulting services to the Company. During the fiscal year ended September 30, 2021, the Company paid Urban Hayseed $148,800 in consulting fees for such services. The Board has determined, with the assistance of outside counsel, that the engagement of Urban Hayseed raised a conflict of interest with respect to Mr. Grant, that Mr. Grant did not timely disclose this conflict under the Code of Conduct, and that Mr. Grant did not seek or obtain the required approvals under the Supplemental Code of Ethics or the Related Party Policy. Accordingly, the Board concluded, and Mr. Grant acknowledged, that he had violated the foregoing Company policies. As a result, the Company terminated its relationship with Urban Hayseed effective October 20, 2021. As a result of the foregoing, the Board issued a formal censure to Mr. Grant that mandated certain remedial actions. In addition, the Board directed the Company’s Internal Audit team to work under the supervision of the Audit Committee to review and update the Company’s processes and controls related to the internal policy compliance. The Compensation Committee also took this matter into consideration when setting Mr. Grant’s compensation for fiscal years 2022 and 2023.

Coliseum Securities Purchase Agreement and Repurchase Agreement

On June 24, 2016, we entered into a Securities Purchase Agreement with Coliseum to sell to Coliseum 700,000 shares of Series A Preferred Stock (the “Coliseum Securities Purchase Agreement”).

On December 18, 2023, we entered into a Preferred Stock Repurchase Agreement with Coliseum Capital Partners, L.P. and Blackwell Partners LLC – Series A, pursuant to which we repurchased 33,300 shares of Series A Preferred Stock (the “Repurchase Agreement”) for $11.3 million. As a condition to the Repurchase Agreement, Mr. Shackelton was appointed to serve as a director of the Board.

As of January 9, 2024, certain entities affiliated with Coliseum were a beneficial owner of more than 5% of our voting securities. In addition, Mr. Shackelton, a member of our Board, is affiliated with Coliseum and as of January 9, 2024, held shared voting and dispositive power with respect to 13,290,642 shares of common stock.

For further information regarding the Coliseum Securities Purchase Agreement, see our Annual Report on Form 10-K for the year ended September 30, 2023. For further information regarding the Repurchase Agreement, see our Current Report on Form 8-K dated December 19, 2023.

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND VOTING INFORMATION

Our Board is soliciting proxies for the Annual Meeting, and at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and the accompanying notice. This Proxy Statement, the accompanying form of proxy card and our Annual Report were first made available to stockholders on or about January [•], 2024.

Why am I receiving these materials?	We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the solicitation of proxies by our Board for use at our Annual Meeting, which will take place on March 7, at 8:30 a.m., Eastern Standard time. As a stockholder, you are invited to attend the Annual Meeting online and vote your shares electronically on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date.

All stockholders receiving the Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help minimize the costs associated with printing and distributing our proxy materials and lessen the environmental impact of our annual meetings.

What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials include:

•  This Proxy Statement, including the Notice; and

•  Our Annual Report on Form 10-K for the year ended September 30, 2023.

If you received a printed copy of these materials by mail, the proxy materials also included a proxy card or a voting instruction form for the Annual Meeting. A Proxy Statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2024 Annual Meeting. These three officers are Jerome A. Grant, Troy R. Anderson, and Christopher E. Kevane.

The form of proxy and this Proxy Statement have been approved by our Board and are being provided to stockholders by its authority.

What am I voting on?

The following matters will be presented for stockholder consideration and voting at the Annual Meeting:

•  To three (3) Class II directors to our Board of Directors to serve for a term of three (3) years or until their respective successors are duly elected and qualified (Proposal No. 1).

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024 (Proposal No. 2).

• To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3). • To approve the amendment and restatement of our 2021 Plan (Proposal No. 4).

What are the Board’s recommendations?

Our Board recommends you vote:

•  “FOR” the election of each of the three (3) Class II director nominees to our Board of Directors to serve as directors of the Company (Proposal No. 1).

•  “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024 (Proposal No. 2).

•  “FOR” on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3).

•  “FOR” on the amendment and restatement of our 2021 Plan (Proposal No. 4).

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•  view our proxy materials for the Annual Meeting on the Internet; and

•  instruct us to send future proxy materials to you by email.

Our proxy materials are also available on the Internet dt http://www.proxyvote.com and on our investor relations website at http://investor.uti.edu (information at or connected to our website is not and should not be considered part of this Proxy Statement). Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will lessen the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?	At the close of business on January 9, 2024, there were 53,732,017 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Only stockholders of record on January 9, 2024, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon. Votes may not be cumulated.

What constitutes a quorum?	The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting will constitute a quorum. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes.

How can I attend the Annual Meeting?	Stockholders may attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/UTI2024. In order to vote or submit a question during the Annual Meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/UTI2024 and will need the control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. Broadridge Financial Solutions is hosting our virtual Annual Meeting and, on the date of the Annual Meeting, will be available by telephone will be available by telephone to answer your questions regarding how to attend and participate in the Annual Meeting. The assistance line will be available beginning 15 minutes prior to the meeting at the virtual meeting website.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

•  Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you also received a proxy card. If you are a stockholder of record, you will receive only one Notice or proxy card for all the shares of stock you hold in certificate form, in book-entry form and in any Company benefit plan.

•  Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares held in “street name.” If you are a beneficial owner, the Notice was forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.” If you request printed copies of the proxy materials by mail, you will receive a voting instruction form.

How are proxies voted?	All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What different methods may I use to vote?

•  Voting Electronically During the Annual Meeting. If you desire to vote electronically during the live webcast of the Annual Meeting, please follow the instructions for attending and voting at the Annual Meeting posted at www.virtualshareholdermeeting.com/UTI2024. You will need the 16-digit control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. All votes must be received by the inspector of election before the polls close at the Annual Meeting.

•  Voting by Proxy for Shares Held by a Stockholder of Record. If you are a stockholder of record, you may instruct the proxy holders named in the accompanying proxy card on how to vote your shares of common stock in one of the following ways:

•  By Telephone or Internet. If you requested printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the proxy card. You may also vote by proxy over the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice sent to you, or, if you requested printed copies of the proxy materials be sent to you by mail, by following the instructions provided with the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•  By Written Proxy. If you requested printed copies of the proxy materials be sent to you by mail, you can vote by signing, dating and mailing the proxy card in the prepaid enclosed envelope.

•  Voting by Proxy for Shares Held by Beneficial Owners in Street Name. If you are a beneficial owner, you may instruct the broker, bank or other nominee that holds your shares in “street name” to vote your shares of common stock in one of the following ways:

•  By Telephone or Internet. If you requested printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form you received from the organization holding your shares. You may also vote by proxy over the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice sent to you, or, if you requested printed copies of the proxy materials be sent to you by mail, by following the instructions provided in the voting instruction form you received from the organization holding your shares.

•  By Written Proxy. If you requested printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the voting instruction form you received from the organization that holds your shares and sending it back in the envelope provided.

What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares:

•  “FOR” the election of the three (3) Class II director nominees set forth in this Proxy Statement (Proposal No. 1);

•  “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024 (Proposal No. 2);

•  “FOR” on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3); and

•  “FOR” on the amendment and restated of our 2021 Plan (Proposal No. 4).

What if I am a beneficial owner and do not give voting instructions to my broker?	If you are a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

•  Non-Discretionary Items. The election of directors, the advisory vote to approve the compensation of Named Executive Officers (“Say on Pay”), the amendment and restatement of our 2021 Plan and the Officer Exculpation Amendment are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-discretionary matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

•  Discretionary Items. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024 is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How many votes are needed to approve each item?

•  Our Fourth Amended and Restated Bylaws (our “Bylaws”) provide that in a non-contested election, each director nominee must be elected by the affirmative vote of a majority of the votes cast, electronically or by proxy, with respect to that director’s election (Proposal No. 1). A “majority of the votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. Accordingly, abstentions will have no effect on the election of a director. Pursuant to our Corporate Governance Guidelines, our Board expects any director nominee who is an incumbent director and is not re-elected to promptly tender his or her resignation, and our Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Uninstructed shares are not entitled to vote on the election of directors.

•  The affirmative vote of a majority of the shares of capital stock present or represented at the Annual Meeting and entitled to vote is required to approve the proposals (i) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023 (Proposal No. 2), (ii) to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3), and (iii) to approve the amendment and restatement of our 2021 Equity Incentive Pan (Proposal No. 4). Uninstructed shares are not entitled to vote on the compensation of the Company’s Named Executive Officers and the amendment and restatement of our 2021 Plan. Although the vote to approve the compensation of the Company’s Named Executive Officers is not binding, our Board and our Audit Committee and Compensation Committee will take the results of the vote under advisement when making future decisions regarding the Company’s independent registered public accounting firm and the compensation of the Company’s Named Executive Officers.

Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting the remaining shares or, except with respect to the election of directors, may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicates how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted. As of the date of this Proxy Statement, our Board did not know of any matters other than those described in this Proxy Statement to be presented at the Annual Meeting.

Proxies properly executed and received by us prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the Annual Meeting. If you submit a proxy or voting instruction form by Internet, telephone or mail without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

How are abstentions, withhold votes and broker non-votes counted?	Abstentions and broker non-votes will not be considered votes cast for voting purposes for all proposals. Accordingly, abstentions will have no effect on the election of a director and will have the same effect as a vote against ratification of Deloitte & Touche LLP, approval of the compensation of the Company’s Named Executive Officers, approval of the amendment and restatement of our 2021 Plan.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by:

•  Voting again on a later date through the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by signing and returning a new proxy card or voting instruction form with a later date;

•  By attending the Annual Meeting virtually and voting during the Annual Meeting; or

•  By delivering a written notice of revocation prior to the Annual Meeting to Christopher E. Kevane, our Senior Vice President, Chief Legal Officer, and Secretary, at 4225 E. Windrose Drive, Suite 200, Phoenix, Arizona 85032.

If you are a beneficial owner and your shares are held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Where can I find the voting results of the Annual Meeting?	We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, we will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

Who pays the cost for soliciting proxies by the Board?	We will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our officers and regular employees may, on behalf of the Company, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

If I share an address with another stockholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, stockholders may write or call us at the following address and telephone number:

Universal Technical Institute, Inc.

Attention: Christopher E. Kevane

Senior Vice President, Chief Legal Officer, and Secretary

4225 E. Windrose Drive, Suite 200

Phoenix, Arizona 85032

(623) 445-9500

Stockholders who hold shares in “street name” may contact their broker, bank or other similar nominee to request information about householding.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

From time to time, our stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, a stockholder must timely submit nominations of directors or other proposals to us in addition to complying with certain rules and regulations promulgated by the SEC. We intend to hold our 2025 annual meeting of stockholders during February or March 2025. Stockholders who intend to present proposals at the 2025 annual meeting of stockholders, and who wish to have those proposals included in our proxy statement for the 2025 annual meeting, must be certain that those proposals are received at our principal executive offices at 4225 E. Windrose Drive, Suite 200, Phoenix, Arizona 85032; Attention: Secretary, no later than September [•], 2024. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposal be sent by certified mail, return receipt requested.

Notice of stockholder proposals to be raised from the floor of the 2025 annual meeting of stockholders outside of Rule 14a-8, including director nominations submitted by eligible stockholder(s) for inclusion in our proxy materials pursuant to the proxy access provisions in our Bylaws, must be received by our Secretary at the address set forth above between November 8, 2024 and December 8, 2024 for possible consideration at the meeting. The stockholder notice must comply with the information requirements set forth in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 no later than January 6, 2025. Stockholders should direct any communications, as well as related questions, to our Secretary at the address set forth on the first page of this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the stockholders, your proxy (unless revoked) will be voted in accordance with the recommendation of our Board, or at the discretion of the proxy holders if no recommendation is made.

ANNUAL REPORT

Our 2023 Annual Report, including financial statements, is filed with the SEC and, along with this Proxy Statement, is available electronically on our investor relations website at http://ir.storecapital.com to all stockholders of record as of January 9, 2024, including those stockholders whose shares are held in a brokerage, bank or similar account, who will receive the same mailing from the organization holding the account. We will provide without charge, upon written request to Christopher E. Kevane, Senior Vice President, Chief Legal Officer, at Universal Technical Institute, Inc., 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, filed with the SEC for the year ended September 30, 2023.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Appendix A

Amended and Restated Plan

If Proposal 4 is approved by stockholders, the 2021 Equity Incentive Plan, approved by the Board of Directors on January 4, 2024, will become effective, as set forth below.

UNIVERSAL TECHNICAL INSTITUTE, INC.

AMENDED AND RESTATED

2021 EQUITY INCENTIVE PLAN

A-i

(continued)

A-ii

(continued)

A-iii

Universal Technical Institute, Inc.

Amended and Restated 2021 Equity Incentive Plan

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Universal Technical Institute, Inc. Amended and Restated 2021 Equity Incentive Plan (the “Plan”) is hereby established effective as of March 7, 2024, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h) “Change in Control” means the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means Universal Technical Institute, Inc., a Delaware corporation, and any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m) “Director” means a member of the Board.

(n) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported by a source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(s) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t) “Good Reason” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following with respect to a particular Participant without the Participant’s informed written consent: (i) a material diminution of the Participant’s authority, duties or responsibilities causing the Participant’s authority, duties or responsibilities to be of materially lesser rank within the Company or an equivalent business unit of its parent, as measured against the Participant’s authority, duties and responsibilities immediately prior to such diminution; (ii) a material reduction by the Company of the Participant’s base salary or annual bonus opportunity, other than any such material reduction that occurs in connection with a reduction that is imposed on all Participants at the time of such reduction; (iii) the relocation of the Participant’s work place for the Company to a location that increases the Participant’s regular one-way commute distance between the Participant’s residence and work place by more than thirty-five (35) miles. The existence of Good Reason shall not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability. The Participant’s continued employment for a period not exceeding six (6) months following the initial occurrence of any condition constituting Good Reason shall not constitute consent to, or a waiver of rights with respect to, such condition.

(u) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(v) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(w) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(x) “Involuntary Termination” means, as to a particular Participant, the occurrence of any of the following upon or within a period of time established by the Committee (not exceeding twenty-four (24) months) following a Change in Control: (i) the Participant’s Service is terminated without Cause or (ii) the Participant terminates his or her Service for Good Reason; provided the Participant has given the Company written notice of the existence of a condition constituting Good Reason within sixty (60) days following the initial occurrence of such condition, the Company fails to remedy such condition within thirty (30) days following such written notice, and the Participant’s resignation from Service is effective no later than six (6) months following the initial occurrence of such condition. Involuntary Termination shall not include any termination of the Participant’s Service which is (i) for Cause, (ii) a result of the Participant’s death or Disability, or (iii) a result of the Participant’s voluntary termination of Service other than for Good Reason.

(y) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(z) “Nonemployee Director” means a Director who is not an Employee.

(aa) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(bb) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(cc) “Officer” means any person designated by the Board as an officer of the Company.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ee) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(ff) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(gg) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(hh) “Participant” means any eligible person who has been granted one or more Awards.

(ii) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(jj) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(kk) “Performance Award” means an Award of Performance Shares or Performance Units.

(ll) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(mm) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(nn) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(oo) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(pp) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(qq) “Performance-Vesting Award” means an Award granted to a Participant, the vesting or earning of which is conditioned in whole or in part upon the achievement of one or more performance goals (including, without limitation, Performance Goals established pursuant to Section 10.3), notwithstanding that the vesting or earning of such Award may also be conditioned upon the continued Service of the Participant.

(rr) “Predecessor Plan” means the Company’s 2003 Incentive Compensation Plan.

(ss) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(tt) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(uu) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(vv) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ww) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(xx) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(yy) “Section 409A” means Section 409A of the Code.

(zz) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(aaa) “Securities Act” means the Securities Act of 1933, as amended.

(bbb) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds three (3) months, then on the first (1st) day following the end of such three-month period the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(ccc) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(ddd) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(eee) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(fff) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ggg) “Time-Vesting Award” means any Award granted to a Participant, the vesting or earning of which is based solely upon the continued Service of the Participant over a specified period of time.

(hhh) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(iii) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, provided that no such amendment or waiver shall accelerate the vesting of any Award unless the power of the Committee to accelerate the vesting of such Award is expressly provided by another provision of the Plan;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service, provided that in connection with a Change in Control, vesting shall be accelerated only as provided in Section 13;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 5,300,000 shares, and such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a) the aggregate number of shares of Stock that remain available for the future grant of awards under the Predecessor Plan immediately prior to its termination as of February 24, 2021, not to exceed 663,856 shares; and

(b) the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plan as of February 24, 2021 which, on or after February 24, 2021, expires or is terminated or canceled for any reason without having been exercised or settled in full, not to exceed 1,500,365 shares.

4.3 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall not again become available for issuance under the Plan.

4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 5,300,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4 Award Limits. Subject to adjustment as provided in Section 4.4, no Participant shall be granted within any fiscal year of the Company one or more Awards which in the aggregate are for more than 1,000,000 shares or, if applicable, which could result in such Participant receiving in cash more than the product of 1,000,000 and the Fair Market Value of a share of Stock on the first day of the fiscal year of grant of the Award for each full fiscal year of the Company contained in the Performance Period for such Award.

5.5 Nonemployee Director Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Nonemployee Director during any fiscal year of the Company, taken together with any cash compensation paid to such Nonemployee Director during such fiscal year, shall not exceed $750,000.

5.6 Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year; provided, however, that such limitations shall not preclude the acceleration of vesting of such Award upon the death or disability of the Participant, or in connection with a Change in Control or limit the vesting of awards assumed or substituted by the Company in the manner provided by Section 4.5.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Subject to the minimum vesting provisions of Section 5.6, Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership,

in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. An Option may not be transferred to a third-party financial institution for value without the approval of the stockholders.

7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Subject to the minimum vesting provisions of Section 5.6, Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be

granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Subject to the minimum vesting provisions of Section 5.6, Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were declared and shall be paid to the Participant at the time such shares vest but in any event no later than the 15th day of the third month following the calendar year in which such shares vest. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were declared or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Subject to the minimum vesting provisions of Section 5.6, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award

Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the calendar year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.6), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, without limitation, as determined by the Committee:

(i) revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) stock price;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total stockholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project;

(xxix) completion of a joint venture or other corporate transaction and

(xxx) personal performance objectives established for an individual Participant or group of Participants.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.6, The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13. CHANGE IN CONTROL.

13.1 Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide pursuant to such agreement for any one or more of the following:

(a) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(b) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control, consistent with the requirements of Section 409A, if applicable.

(c) Accelerated Vesting of Time-Vesting Awards. The Committee may, in its discretion, provide that if either:

(i) the Acquiror will not assume or continue the Time-Vesting Award or substitute a substantially equivalent award pursuant to Section 13.1(a), in each case for equity securities of the Acquiror which are or promptly will be registered under the Securities Act and tradable on an established United States securities exchange, or

(ii) the Acquiror has so assumed, continued or substituted for the Time-Vesting Award, but the Participant’s Service terminates as a result of Involuntary Termination,

then the exercisability, vesting and/or settlement of the Time-Vesting Award and shares acquired pursuant thereto will accelerate in full or in part to such extent as the Committee determines.

(d) Accelerated or Pro Rata Settlement of Performance-Vesting Awards. The Committee may, in its discretion, provide that if either:

(i) the Acquiror will not assume or continue the Performance-Vesting Award or substitute a substantially equivalent award pursuant to Section 13.1(a), in each case for equity securities of the Acquiror which are or promptly will be registered under the Securities Act and tradable on an established United States securities exchange, or

(ii) the Acquiror has so assumed, continued or substituted for the Performance-Vesting Award, but the Participant’s Service terminates as a result of Involuntary Termination,

then the exercisability, vesting and/or settlement of the Performance-Vesting Award and shares acquired pursuant thereto will be determined, as specified by the Committee, either (A) based upon the actual achievement of the applicable performance goals(s) under the terms of the Performance-Vesting Award through the date of the Change in Control or the Involuntary Termination, as applicable or (B) to such extent as would occur under the terms of the Performance-Vesting Award had 100% of the target level of the applicable performance goals(s) been achieved but with the result prorated based on the period of the Participant’s actual Service during the applicable full performance period.

13.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(a), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. COMPLIANCE WITH SECTION 409A.

15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1⁄2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. TAX WITHHOLDING.

16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18. MISCELLANEOUS PROVISIONS.

18.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.

18.9 Beneficiary Designation. Subject to applicable laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Arizona, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Universal Technical Institute, Inc. Amended and Restated 2021 Equity Incentive Plan as duly adopted by the Board on January 4, 2024.

Christopher E. Kevane, Secretary

## ABOUT UNIVERSAL TECHNICAL INSTITUTE, INC

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields.

The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states and online, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields.

For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on Twitter @news_UTI or @ConcordeCareer.

## UTI LOCATIONS

**Avondale UTI**, *Arizona*
**Avondale MMI**, *Arizona*
**Long Beach**, *California*
**Rancho Cucamonga**, *California*
**Sacramento**, *California*
**Orlando**, *Florida*
**Miramar**, *Florida*
**Lisle**, *Illinois*
**Canton MIAT**, *Michigan*
**Bloomfield**, *New Jersey*
**Mooresville**, *North Carolina*
**Exton**, *Pennsylvania*
**Austin**, *Texas*
**Dallas/Fort Worth**, *Texas*
**Houston UTI**, *Texas*
**Houston MIAT**, *Texas*

## CONCORDE LOCATIONS

**Garden Grove**, *California*
**North Hollywood**, *California*
**San Bernardino**, *California*
**San Diego**, *California*
**Aurora**, *Colorado*
**Jacksonville**, *Florida*
**Miramar**, *Florida*
**Orlando**, *Florida*
**Tampa**, *Florida*
**Southaven**, *Mississippi*
**Kansas City**, *Missouri*
**Portland**, *Oregon*
**Memphis**, *Tennessee*
**Dallas**, *Texas*
**Grand Prairie**, *Texas*
**San Antonio**, *Texas*
**Online**

©2023 Universal Technical Institute, Inc.

UNIVERSAL TECHNICAL INSTITUTE, INC. 4225 EAST WINDROSE DRIVE SUITE 200 PHOENIX, ARIZONA 85032

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UTI2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V27780-P02570 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVERSAL TECHNICAL INSTITUTE, INC.
The Board of Directors recommends you vote “FOR” each of the nominees listed in Item 1.

1.	Election of three (3) Class II Directors

	Nominees:	For	Against	Abstain

1a.	George W. Brochick	☐	☐	☐

1b.	Lieutenant General William J. Lennox, Jr.	☐	☐	☐

1c.	Linda J. Srere	☐	☐	☐

The Board of Directors recommends you vote “FOR” the following proposals:						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2024.					☐	☐	☐

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers.					☐	☐	☐

4.	To approve an amendment and restatement of the Company's 2021 Equity Incentive Plan.					☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" each of the nominees listed in Item 1, "For" Items 2, 3 and 4. If any other matters properly come before the meeting or any postponement or adjournment of the meeting, the person(s) named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on March 7, 2024:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V27781-P02570

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF UNIVERSAL TECHNICAL INSTITUTE, INC.

FOR USE AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS ON

MARCH 7, 2024

The undersigned stockholder(s) of Universal Technical Institute, Inc., a Delaware corporation, hereby appoint(s) Jerome A. Grant, Troy R. Anderson and Christopher E. Kevane, and each or any of them, as proxies, with full power of substitution, and hereby authorize(s) them to cast on behalf of the undersigned, as designated on the reverse side of this proxy card, all votes that the undersigned is/are entitled to cast at the 2024 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/UTI2024 on Thursday, March 7, 2024 at 8:30 AM Eastern Standard Time, or any postponement or adjournment thereof, in accordance with and as more fully described in the Notice of the Annual Meeting of Stockholders and the Proxy Statement, receipt of each of which are hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2024 Annual Meeting of Stockholders.

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES: (1) AS YOU SPECIFY ON THE BACK OF THIS PROXY CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS PROXY CARD, AND (3) AS THEY DECIDE ON ANY OTHER MATTER PROPERLY COMING BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side